                                 EXHIBIT 99 (A)

                           UNION PLANTERS CORPORATION
              1993 SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                    SUPPLEMENTARY CONSOLIDATED BALANCE SHEET


                                                                                           DECEMBER 31,
                                                                                      ----------------------
                                                                                         1993        1992
                                                                                      ----------  ----------
                                                                                      (DOLLARS IN THOUSANDS)

ASSETS

 Cash and due from banks  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  229,471  $  241,082
 Interest-bearing deposits at financial institutions  . . . . . . . . . . . . .          26,647      84,204
 Federal funds sold and securities purchased under agreements
   to resell  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          53,149      92,354
 Trading account securities, at market  . . . . . . . . . . . . . . . . . . . .         153,482     109,584
 Loans held for resale  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          60,250      91,543
 Investment securities
   Held for sale (Market value: $694,952 and $485,581, respectively)  . . . . .         688,453     476,664
   Held for investment (Market value: $2,070,753 and $1,853,307, respectively)        2,031,613   1,817,901
 Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3,109,709   2,399,531
   Less: Unearned income  . . . . . . . . . . . . . . . . . . . . . . . . . . .         (16,881)    (15,701)
         Allowance for losses on loans  . . . . . . . . . . . . . . . . . . . .         (81,604)    (65,415)
                                                                                     ----------  ----------
    Net loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3,011,224   2,318,415
 Premises and equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . .         140,342     103,385
 Accrued interest receivable  . . . . . . . . . . . . . . . . . . . . . . . . .          52,070      46,046
 Goodwill and other intangibles . . . . . . . . . . . . . . . . . . . . . . . .          40,815      32,663
 Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         106,179     108,547
                                                                                     ----------  ----------

    TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $6,593,695  $5,522,388
                                                                                     ==========  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

 Deposits
  Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  752,610  $  630,414
  Certificates of deposit of $100,000 and over  . . . . . . . . . . . . . . . .         345,843     298,100
  Other interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . .       4,373,361   3,736,906
                                                                                     ----------   ---------
    Total deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5,471,814   4,665,420
 Short-term borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         244,995     296,312
 Federal Home Loan Bank advances  . . . . . . . . . . . . . . . . . . . . . . .         179,954      15,000
 Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         117,276      77,156
 Accrued interest, expenses, and taxes  . . . . . . . . . . . . . . . . . . . .          43,827      47,165
 Other liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          27,899      37,577
                                                                                     ----------  ----------

    TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6,085,765   5,138,630
                                                                                     ----------  ----------

 Commitments and contingent liabilities (Notes 7, 15, 17, and 19) . . . . . . .              --          --
 Shareholders' equity
  Preferred stock (Note 10)
   Convertible  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          87,298      64,600
   Nonconvertible . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          17,250      17,250
  Common stock, $5 par value; 50,000,000 shares authorized; 21,657,253 issued
   and outstanding (18,789,087 in 1992) . . . . . . . . . . . . . . . . . . . .         108,286      93,945
  Additional paid-in capital  . . . . . . . . . . . . . . . . . . . . . . . . .          87,586      61,681
  Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         207,510     146,282
                                                                                     ----------  ----------

    TOTAL SHAREHOLDERS' EQUITY  . . . . . . . . . . . . . . . . . . . . . . . .         507,930     383,758
                                                                                     ----------  ----------

    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  . . . . . . . . . . . . . . . .      $6,593,695  $5,522,388
                                                                                     ==========  ==========

The accompanying notes are an integral part of these financial statements.

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                SUPPLEMENTARY CONSOLIDATED STATEMENT OF EARNINGS


                                                                           YEARS ENDED DECEMBER 31,
                                                                ----------------------------------------------
                                                                    1993              1992             1991
                                                                ------------      ------------     ------------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
 Interest and fees on loans . . . . . . . . . . . . . . . . . . $   254,259       $   212,225      $   227,667
 Interest on investment securities
  Taxable . . . . . . . . . . . . . . . . . . . . . . . . . . .     122,502           113,256           86,226
  Tax-exempt  . . . . . . . . . . . . . . . . . . . . . . . . .      24,448            16,148           13,354
 Interest on deposits at financial institutions . . . . . . . .       1,634             3,999            7,525
 Interest on federal funds sold and securities purchased
  under agreements to resell  . . . . . . . . . . . . . . . . .       4,602             4,280            6,606
 Interest on trading account securities . . . . . . . . . . . .       6,194             6,648            5,419
 Interest on loans held for resale  . . . . . . . . . . . . . .       3,336             3,561            4,784
                                                                -----------       -----------      -----------
    Total interest income . . . . . . . . . . . . . . . . . . .     416,975           360,117          351,581
                                                                -----------       -----------      -----------

INTEREST EXPENSE
 Interest on deposits . . . . . . . . . . . . . . . . . . . . .     154,487           147,132          173,295
 Interest on short-term borrowings  . . . . . . . . . . . . . .       6,287             6,942           12,809
 Interest on Federal Home Loan Bank advances and long-term
  debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12,358             5,489            5,004
                                                                -----------       -----------      -----------
    Total interest expense  . . . . . . . . . . . . . . . . . .     173,132           159,563          191,108
                                                                -----------       -----------      -----------
    NET INTEREST INCOME . . . . . . . . . . . . . . . . . . . .     243,843           200,554          160,473
PROVISION FOR LOSSES ON LOANS . . . . . . . . . . . . . . . . .       9,743            19,194           25,281
                                                                -----------       -----------      -----------
    NET INTEREST INCOME AFTER PROVISION FOR LOSSES ON LOANS . .     234,100           181,360          135,192
                                                                -----------       -----------      -----------

NONINTEREST INCOME
 Service charges on deposit accounts  . . . . . . . . . . . . .      29,274            21,335           19,868
 Profits and commissions from trading activities  . . . . . . .       8,720            10,168           14,707
 Investment securities gains  . . . . . . . . . . . . . . . . .       4,732            13,363            3,391
 Other income . . . . . . . . . . . . . . . . . . . . . . . . .      45,190            41,246           34,115
                                                                -----------       -----------      -----------
    Total noninterest income  . . . . . . . . . . . . . . . . .      87,916            86,112           72,081
                                                                -----------       -----------      -----------

NONINTEREST EXPENSE
 Salaries and employee benefits . . . . . . . . . . . . . . . .     101,650            77,245           71,953
 Net occupancy expense  . . . . . . . . . . . . . . . . . . . .      16,256            13,509           10,901
 Equipment expense  . . . . . . . . . . . . . . . . . . . . . .      16,679            12,875           11,346
 Other expense  . . . . . . . . . . . . . . . . . . . . . . . .      95,734           101,209           75,401
                                                                -----------      ------------      -----------
    Total noninterest expense . . . . . . . . . . . . . . . . .     230,319           204,838          169,601
                                                                -----------       -----------      -----------

    EARNINGS BEFORE INCOME TAXES, EXTRAORDINARY
     ITEM, AND ACCOUNTING CHANGES . . . . . . . . . . . . . . .      91,697            62,634           37,672
Applicable income taxes . . . . . . . . . . . . . . . . . . . .      26,333            17,611            7,538
                                                                -----------       -----------      -----------

    EARNINGS BEFORE EXTRAORDINARY ITEM AND ACCOUNTING
     CHANGES  . . . . . . . . . . . . . . . . . . . . . . . . .      65,364            45,023           30,134
Extraordinary item --defeasance of debt, net of taxes . . . . .      (3,206)               --               --
Accounting changes, net of taxes  . . . . . . . . . . . . . . .       5,001                --               --
                                                                -----------       -----------      -----------
    NET EARNINGS  . . . . . . . . . . . . . . . . . . . . . . . $    67,159       $    45,023      $    30,134
                                                                ===========       ===========      ===========

EARNINGS PER COMMON SHARE
 PRIMARY
  Earnings before extraordinary item and accounting changes . . $      2.63       $      2.07      $      1.56
  Extraordinary item -- defeasance of debt, net of taxes  . . .        (.15)               --               --
  Accounting changes, net of taxes  . . . . . . . . . . . . . .         .23                --               --
                                                                -----------       -----------      -----------
    NET EARNINGS  . . . . . . . . . . . . . . . . . . . . . . . $      2.71       $      2.07      $      1.56
                                                                ===========       ===========      ===========

 FULLY DILUTED
  Earnings before extraordinary item and accounting changes . . $      2.46       $      2.00      $      1.55
  Extraordinary item -- defeasance of debt, net of taxes  . . .        (.12)               --               --
  Accounting changes, net of taxes  . . . . . . . . . . . . . .         .19                --               --
                                                                -----------       -----------      -----------
    NET EARNINGS  . . . . . . . . . . . . . . . . . . . . . . . $      2.53       $      2.00      $      1.55
                                                                ===========       ===========      ===========

AVERAGE SHARES OUTSTANDING
 Primary  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21,622,151        18,764,931       18,632,386
 Fully diluted  . . . . . . . . . . . . . . . . . . . . . . . .  25,852,168        21,609,079       18,985,911

The accompanying notes are an integral part of these financial statements.

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
    SUPPLEMENTARY CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                          ADDITIONAL
                                                  PREFERRED      COMMON    PAID-IN      RETAINED
                                                    STOCK         STOCK    CAPITAL      EARNINGS    TOTAL
                                                  ---------      ------    -------      --------    -----
                                                                    (Dollars in Thousands)
BALANCE, JANUARY 1, 1991  . . . . . . . . .       $  4,400    $ 85,456     $ 61,002    $ 86,177    $237,035
Effect of merger with BNF BANCORP, Inc. . .             --      10,001          937      12,087      23,025
                                                   -------    --------     --------    --------    --------
RESTATED BALANCE, JANUARY 1, 1991 . . . . .          4,400      95,457       61,939      98,264     260,060
 Net earnings . . . . . . . . . . . . . . .             --          --           --      30,134      30,134
 Cash dividends
  Common, $.48 per share  . . . . . . . . .             --          --           --      (7,985)     (7,985)
  Series B Preferred, $8.00 per share . . .             --          --           --        (352)       (352)
  Series C Preferred, $ .96 per share . . .             --          --           --        (661)       (661)
  Pooled institutions prior to pooling  . .             --          --           --        (876)       (876)
 Purchase and retirement of 713,000
    common shares . . . . . . . . . . . . .             --      (3,565)      (2,538)       (670)     (6,773)
 Common shares issued under employee
    benefit plans and dividend
    reinvestment plan, net of shares
    repurchased . . . . . . . . . . . . . .             --         744        1,032        (940)        836
 Sale of 690,000 shares of Series C Preferred
    Stock, net of issuance costs  . . . . .         17,250          --         (840)         --      16,410
 Net change in unrealized depreciation on
    marketable equity securities  . . . . .             --          --           --       3,516       3,516
                                                    ------     -------      -------     -------     -------
BALANCE, DECEMBER 31, 1991  . . . . . . . .         21,650      92,636       59,593     120,430     294,309
 Net earnings . . . . . . . . . . . . . . .             --          --           --      45,023      45,023
 Cash dividends
  Common, $.60 per share  . . . . . . . . .             --          --           --      (9,965)     (9,965)
  Series B Preferred, $8.00 per share . . .             --          --           --        (352)       (352)
  Series C Preferred, $2.59 per share . . .             --          --           --      (1,790)     (1,790)
  Series D Preferred, $ .97 per share . . .             --          --           --        (247)       (247)
  Series E Preferred, $1.72 per share . . .             --          --           --      (3,777)     (3,777)
  Pooled institutions prior to pooling  . .             --          --           --      (1,035)     (1,035)
 Common shares issued under employee
   benefit plans and dividend reinvestment
   plan, net of shares repurchased  . . . .             --       1,309        4,738      (2,550)      3,497
 Sale of 2,200,000 shares of Series E
   Preferred Stock, net of issuance
   costs  . . . . . . . . . . . . . . . . .         55,000          --       (2,650)         --      52,350
 Issuance of 253,655 shares of Series D
   Preferred Stock for the purchase
   of Southeastern Bancshares, Inc. . . . .          5,200          --           --          --       5,200
 Net change in unrealized depreciation
   on marketable equity securities  . . . .             --          --           --         545         545
                                                    ------      ------       ------     -------     -------
BALANCE, DECEMBER 31, 1992  . . . . . . . .         81,850      93,945       61,681     146,282     383,758
 Net earnings . . . . . . . . . . . . . . .             --          --           --      67,159      67,159
 Cash dividends
  Common, $.72 per share  . . . . . . . . .             --          --           --     (13,015)    (13,015)
  Series B Preferred, $8.00 per share . . .             --          --           --        (352)       (352)
  Series C Preferred, $2.59 per share . . .             --          --           --      (1,790)     (1,790)
  Series D Preferred, $1.95 per share . . .             --          --           --        (494)       (494)
  Series E Preferred, $2.00 per share . . .             --          --           --      (5,832)     (5,832)
  Pooled institutions prior to pooling  . .             --          --           --      (1,122)     (1,122)
 Common shares issued under employee
   benefit plans and dividend reinvestment
   plan, net of shares repurchased  . . . .             --       1,208        5,742      (1,949)      5,001
 Issuance of 2,000,785 shares of Common
   Stock for acquisitions (Note 2)  . . . .             --      10,004        2,318      18,296      30,618
 Issuance of 908,522 shares of Series
   E Preferred Stock for acquisitions,
   net of issuance costs of $140,000
   (Note 2) . . . . . . . . . . . . . . . .         22,713          --        7,274          --      29,987
 Issuance of 625,000 shares of Common
   Stock related to the conversion/acquisition
   of First Federal Savings Bank of Maryville,
   net of issuance costs of $564,000
   (Note 2) . . . . . . . . . . . . . . . .             --       3,125       10,561          --      13,686
 Net change in unrealized depreciation
   on marketable equity securities  . . . .             --          --           --         272         272
 Other  . . . . . . . . . . . . . . . . . .            (15)          4           10          55          54
                                                  ---------    -------      -------    --------    --------
BALANCE, DECEMBER 31, 1993  . . . . . . . .       $104,548    $108,286      $87,586    $207,510    $507,930
                                                  ========    ========      =======    ========    ========

The accompanying notes are an integral part of these financial statements.

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
               SUPPLEMENTARY CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                               YEARS ENDED DECEMBER 31,
                                                                       ----------------------------------------
                                                                           1993           1992          1991
                                                                       ------------   ------------   -----------
                                                                                 (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES
 Net earnings . . . . . . . . . . . . . . . . . . . . . . . . . . .     $    67,159   $    45,023    $  30,134
 Reconciliation of net earnings to net cash provided by
   operating activities
   Cumulative effect of accounting changes, net of taxes  . . . . .          (5,001)           --           --
   Provision for losses on loans and other real estate  . . . . . .          11,448        21,959       26,579
   Depreciation and amortization  . . . . . . . . . . . . . . . . .          12,808        10,257        8,623
   Amortization and write-off of intangibles  . . . . . . . . . . .          10,517        16,422        6,272
   Provisions for abandoned property  . . . . . . . . . . . . . . .              --         5,200        1,643
   Provisions for litigation settlements  . . . . . . . . . . . . .              --         9,000        7,600
   Provisions for conversion of data processing systems . . . . . .           4,424            --           --
   Net amortization (accretion) of investment securities  . . . . .           7,134         4,118       (2,328)
   Net realized gains on sale of investment securities  . . . . . .          (4,618)      (13,363)      (4,994)
   Write-downs of investment securities . . . . . . . . . . . . . .              --            --        1,603
   Proceeds from sales and maturities of investment securities
     held for sale  . . . . . . . . . . . . . . . . . . . . . . . .         794,918       350,795           --
   Purchases of investment securities held for sale . . . . . . . .        (594,583)     (128,885)          --
   Deferred income tax benefit  . . . . . . . . . . . . . . . . . .            (525)       (7,349)      (3,750)
   (Increase) decrease in assets
    Trading account securities and loans held for
      resale  . . . . . . . . . . . . . . . . . . . . . . . . . . .         (12,787)      (78,599)     (68,604)
    Accrued interest receivable and other assets  . . . . . . . . .          38,340           770       67,678
   Decrease in accrued interest, expenses, taxes, and other
     liabilities  . . . . . . . . . . . . . . . . . . . . . . . . .         (44,268)      (18,444)     (41,106)
   Other, net . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,391         2,433         (515)
                                                                        -----------   -----------   -----------

    Net cash provided by operating activities . . . . . . . . . . .         286,357       219,337       28,835
                                                                        -----------   -----------    ---------

INVESTING ACTIVITIES
 Net decrease (increase) in short-term investments  . . . . . . . .          74,515        51,102      (39,185)
 Proceeds from sales of investment securities . . . . . . . . . . .          18,182        94,187      231,891
 Proceeds from maturities of investment securities  . . . . . . . .       1,051,566       474,389      268,977
 Purchases of investment securities . . . . . . . . . . . . . . . .      (1,278,929)   (1,546,591)    (507,868)
 Net decrease (increase) in loans . . . . . . . . . . . . . . . . .         (77,317)      232,740      177,037
 Net cash received from purchases of financial
   institutions (Note 2)  . . . . . . . . . . . . . . . . . . . . .          72,121       568,758           --
 Purchases of premises and equipment, net . . . . . . . . . . . . .         (22,575)      (17,749)     (30,078)
                                                                        -----------   -----------    ---------

    Net cash provided (used) by investing activities  . . . . . . .        (162,437)     (143,164)     100,774
                                                                        -----------   -----------    ---------

FINANCING ACTIVITIES
 Net decrease in deposits . . . . . . . . . . . . . . . . . . . . .        (305,249)     (214,991)    (121,232)
 Net (decrease) increase in short-term borrowings . . . . . . . . .         (63,605)       98,441      (80,499)
 Proceeds from Federal Home Loan Bank advances and long-term
   debt, net  . . . . . . . . . . . . . . . . . . . . . . . . . . .         241,061        47,850        9,000
 Repayment and defeasance of long-term debt . . . . . . . . . . . .         (42,615)       (5,179)      (9,680)
 Proceeds from issuance of preferred stock, net . . . . . . . . . .              --        52,350       16,410
 Proceeds from issuance of common stock, net  . . . . . . . . . . .          19,720         7,808        3,295
 Purchase and retirement of common stock, net . . . . . . . . . . .          (1,786)       (4,311)      (9,232)
 Cash dividends paid  . . . . . . . . . . . . . . . . . . . . . . .         (22,302)      (16,350)      (9,533)
                                                                        -----------   -----------    ---------

    Net cash used by financing activities . . . . . . . . . . . . .        (174,776)      (34,382)    (201,471)
                                                                        -----------   -----------    ---------
Net increase (decrease) in cash and cash equivalents  . . . . . . .         (50,856)       41,791      (71,862)
Cash and cash equivalents at the beginning of the period  . . . . .         333,436       291,645      363,507
                                                                        -----------   -----------    ---------
Cash and cash equivalents at the end of the period  . . . . . . . .     $   282,580   $   333,436    $ 291,645
                                                                        ===========   ===========    =========

SUPPLEMENTAL DISCLOSURES
 Cash paid for
   Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $172,383      $161,108     $192,352
   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          25,552        22,595       13,467
 Loans transferred to other real estate through foreclosure . . . .           7,294         6,178       16,036

The accompanying notes are an integral part of these financial statements.

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting and reporting policies of Union Planters Corporation (the Corporation) and its subsidiaries conform with generally accepted accounting principles and general practices within the financial services industry. The following is a summary of the more significant accounting policies of the Corporation.

BASIS OF CONSOLIDATION. The consolidated financial statements include the accounts of the Corporation and its subsidiaries after elimination of significant intercompany accounts and transactions. The Corporation's principal subsidiary is Union Planters National Bank (UPNB).

BASIS OF PRESENTATION. Prior period financial statements are restated to include the accounts of material acquisitions accounted for using the pooling of interests method of accounting. Business combinations accounted for as purchases are included in the consolidated financial statements from the respective dates of acquisition. Assets and liabilities of banks accounted for as purchases are adjusted to their fair market values at the dates of acquisition. Certain 1991 and 1992 amounts have been reclassified to conform with 1993 financial reporting presentation.

STATEMENT OF CASH FLOWS. Cash and cash equivalents include cash and due from banks and federal funds sold. Federal funds sold in the amounts of $53,109,000, $92,354,000, and $59,570,000 at December 31, 1993, 1992, and 1991,
respectively, are included in cash and cash equivalents.

TRADING ACCOUNT SECURITIES. Trading account securities are stated at market and consist primarily of securities backed by the government- guaranteed portion of Small Business Administration (SBA) loans. Gains and losses on sales and market value adjustments related to these securities are included in profits and commissions from trading activities.

INVESTMENT SECURITIES

HELD FOR SALE. Investment securities held for sale consist of both debt and equity securities that may be sold in response to, or in anticipation of, changes in interest rates, prepayment risk, liquidity considerations, and other factors. These securities are carried at the lower of aggregate cost, adjusted for amortization of premiums and accretion of discounts, or market value (LOCOM). Unrealized net valuation adjustments, if any, are included in investment securities gains and losses.

HELD FOR INVESTMENT. Investment securities carried at amortized cost consist of securities which management has the intent and ability to hold to maturity. These securities are stated at cost, adjusted for amortization of premium and accretion of discount, which are recognized as adjustments to interest income. Gains and losses on securities are recorded when realized on a specific identity basis or when, in the opinion of management, an unrealized loss is other than temporary in nature.
         All investment securities transactions are recorded using a method which approximates trade-date accounting. Collateralized Mortgage Obligations
(CMO) and Mortgage-Backed Securities (MBS) represent a significant portion of the investment securities portfolio. Premiums and discounts on CMO and MBS are analyzed in relation to the corresponding prepayments rate, both historical and estimated, using a method which approximates the effective yield method.
         Effective January 1, 1994, the Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities". This statement requires that securities be classified as either held to maturity securities, which are reported at amortized cost; trading securities, which are reported at fair value, with unrealized gains and losses included in earnings; or available for sale securities, which are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity.
         In connection with the adoption of this statement, the Corporation transferred all of the securities currently in the held for investment category, except for obligations of states and political subdivisions, to the available for sale category. Had SFAS No. 115 been adopted at December 31, 1993, shareholders' equity would have increased by approximately $11.7 million. There was no impact on earnings upon the adoption of this statement.

LOANS. Loans are stated at the principal amount outstanding except for loans held for resale which are stated at the lower of cost or market. Interest income on loans is accrued using constant yield methods, except for unearned income which is recorded as income using a method which approximates the interest method. Loan origination fees and direct loan origination costs are deferred and recognized over the life of the related loans as adjustments to interest income.

NONPERFORMING LOANS. Nonperforming loans consist of nonaccrual loans and renegotiated loans which have been restructured in accordance with the criteria set forth in SFAS No. 15 "Accounting by Debtors and Creditors for Troubled Debt Restructurings". Loans, other than installment and mortgage loans, are generally placed on nonaccrual status and interest is not recorded if, in management's opinion, payment in full of principal or interest is not expected or when payment of principal or interest is more than 90 days past due, unless it is both well-secured and in the process of collection. Upon adverse change in the account status (e.g., loan is past due, filing of bankruptcy or wage earner, repossession of collateral, foreclosure, or death of the borrower), installment and mortgage loans (including accrued interest) are written down to the net realizable value of the underlying collateral. Such loans are reviewed periodically for further write-downs until fully liquidated. Income recognized on revolving credit loans is discontinued upon adverse change, and the loans are fully charged off if no payment is received in 180 days.

ALLOWANCE FOR LOSSES ON LOANS. The allowance for losses on loans represents management's estimate of potential losses inherent in the existing loan portfolio. The allowance for losses on loans is increased by the provision for losses on loans charged to expense and reduced by loans charged off, net of recoveries. The provision for losses on loans is determined based on management's assessment of several factors: current and anticipated economic conditions and the related impact on specific borrowers and industry groups, historical loan loss experience, the level of classified and nonperforming loans, reviews and evaluations of specific loans, changes in the nature and volume of the loan portfolio, and the results of regulatory examinations.

PREMISES AND EQUIPMENT. Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation provisions are computed using the straight-line method and are charged to operating expense over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the initial term of the respective lease or the estimated useful life of the improvement.
         Costs of major additions and improvements are capitalized. Interest expense incurred on funds expended on major construction projects is capitalized as a cost of such projects during the construction period. Expenditures for maintenance and repairs are charged to operations as incurred.

GOODWILL AND OTHER INTANGIBLES. The unamortized costs in excess of the fair market value of acquired net tangible assets are included in goodwill and other intangibles. Identifiable intangibles, including premiums on purchased deposits and assets, are amortized over the estimated periods benefited. The remaining costs (goodwill) are generally amortized on a straight-line basis over 15 years. For acquisitions where the fair market value of net assets acquired exceeds the purchase price, the resulting negative goodwill is allocated proportionally to noncurrent, nonmonetary assets.

MORTGAGE SERVICING RIGHTS. Mortgage servicing rights represent the cost of mortgage servicing purchased from others. These costs are amortized in proportion to, and over the period of, estimated net servicing income based on the historical and projected prepayments of the underlying loans. At December 31, 1993 and 1992, mortgage servicing rights were $3,584,000 and $4,917,000, respectively.

OTHER REAL ESTATE. Property acquired through foreclosure is stated at the lower of the recorded amount of the loan or the estimated net realizable value, reduced by estimated selling costs. When a reduction of the recorded amount to the net realizable value is required at the time of foreclosure, the difference is charged to the allowance for losses on loans. Any subsequent reduction is charged to other real estate expense, and a valuation reserve is established for the potential declines in appraised values. Other real estate is recorded net of the valuation reserve. Revenues and expenses associated with operating or disposing of other real estate are recorded in the period in which they are incurred. At December 31, 1993 and 1992, other real estate totaled $4,362,000 and $6,642,000, respectively.

EMPLOYEE BENEFIT PLANS. The Corporation sponsors two qualified employee benefit plans for substantially all employees of the Corporation and its subsidiaries. One is a 401K plan with matching employer contributions based on length of service. Employer contributions, provided through a Flexible Benefits Plan, may also be directed to the 401K plan at the election of the employee. The second is a noncontributory employee stock ownership plan, which is funded by discretionary employer contributions approved by the Board of Directors. All costs of the plans are expensed as incurred.

         Effective January 1, 1993, the Corporation adopted the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and SFAS No. 112, "Employers' Accounting for Postemployment Benefits". These standards require that the expected costs of postretirement and postemployment benefits be charged to expense during the years that the employee renders service which is a change from the previous policy of recognizing these costs on a cash basis. The Corporation elected to recognize the accumulated postretirement and postemployment benefit obligation upon adoption which approximated $8.3 million ($5.1 million after tax) and $1.3 million ($807,000 after tax), respectively.

INCOME TAXES. The Corporation files a consolidated federal income tax return with its subsidiaries, with the exception of credit life insurance subsidiaries which file separate returns. State income taxes are computed on either a separate company basis or consolidated basis depending upon state laws. The Corporation and its subsidiaries file a consolidated state return for all business in the state of Tennessee.
         Income tax expense is based on income reported for financial accounting purposes, and includes deferred taxes resulting from the recognition of certain transactions in different periods for tax reporting purposes in accordance with SFAS No. 109, "Accounting for Income Taxes."

         Effective January 1, 1993, the Corporation adopted the provisions of SFAS No. 109 and recorded the cumulative effect of the accounting change of $10.9 million.

INTEREST RATE SWAP AGREEMENTS. Interest rate swap agreements are used as part of the Corporation's interest rate risk management strategy by hedging on-balance-sheet financial instruments. The Corporation activities are exclusively end-user related. To qualify as a hedge the following criteria must be met: (i) the asset or liability to be hedged exposes the institution, as a whole, to interest rate risk; (ii) the interest rate swap acts to reduce the interest rate risk by moving the institution closer to being insensitive to interest rate changes; and (iii) the interest rate swap is designated and effective as a hedge. Fees related to swap agreements are amortized on the interest method over the life of the swap. If the instrument being hedged is disposed of, the swap agreement is marked to market with any resulting gain or loss included in the determination of the gain or loss from the disposition.
If the interest rate swap agreement is terminated, the gain or loss is deferred and amortized over the remaining life of the specific hedged asset or liability.

EARNINGS PER SHARE. Primary earnings per common share are adjusted for all preferred stock dividends. Primary earnings per common share is computed based on the weighted average common shares outstanding and common stock equivalents arising from the assumed exercise of outstanding stock options, unless their effect would be antidilutive. Fully diluted earnings per common share is computed using the weighted average common shares and equivalents. Common stock equivalents are increased by the assumed conversion of convertible preferred stock into common stock as if converted at the beginning of the period, unless the effect would be antidilutive. Earnings for fully diluted earnings per common share are adjusted for preferred stock dividends on nonconvertible preferred stock.

NOTE 2.  MERGERS AND ACQUISITIONS

CONSUMMATED ACQUISITIONS

  POOLINGS OF INTERESTS

         During 1993, the Corporation consummated four acquisitions which were accounted for using the pooling of interests method of accounting. The table below summarizes the acquisitions.

                                                                               TOTAL ASSETS AT   TOTAL EQUITY
                                                                DATE    SHARES     JANUARY 1,         AT
                    INSTITUTION                              ACQUIRED   ISSUED       1993      JANUARY 1, 1993
                    -----------                              --------   ------  -------------- ---------------
                                                                            (DOLLARS IN MILLIONS)

Garrett Bancshares, Inc.  (GBI) . . . . . . . . . . . .       5/31/93   613,088       $173.7            $ 4.8
Hogue Holding Company, Inc.  (HHC)  . . . . . . . . . .        9/1/93   219,274         38.5              4.4
Central State Bancorp, Inc.  (CSB)  . . . . . . . . . .        9/1/93   630,355        107.8             10.7
First Financial Services, Inc.  (FFS) . . . . . . . . .       10/1/93   447,906         86.0              8.4
                                                                      ---------   ----------  ---------------
                                                                      1,910,623       $406.0            $28.3
                                                                      =========   ==========  ===============

         The consolidated financial statements for 1993 include the results of operations of the above entities. Prior year amounts have not been restated due to immateriality. Eliminations have been made for material intercompany transactions with the pooled companies. During 1993, the above pooled institutions contributed approximately $10.1 million, $1.5 million, and $2.1 million to net interest income, noninterest income and net earnings, respectively, of the Corporation through their respective dates of acquisition.

ACQUISITION OF BNF BANCORP, INC. (BNF)

         On September 1, 1994, the Corporation completed the acquisition of BNF, the parent company for BANKFIRST, a federal savings bank located in Decatur, Alabama. The Corporation issued 2,000,329 shares of its Common Stock in the acquisition, and the total assets of BNF at the date of acquisition were $278 million. These consolidated supplementary financial statements have been restated for this acquisition.
         The following table summarizes the impact of the BNF acquisition on the Corporation's previously reported net interest income, noninterest income and earnings before extraordinary item and accounting changes.

                                                                                                   EARNINGS BEFORE
                                                                                                   EXTRAORDINARY
                                                                                                     ITEM AND
                                                                NET INTEREST       NONINTEREST      ACCOUNTING
                                                                 INCOME (1)        INCOME (1)        CHANGES
                                                                ------------      ------------     ------------
                                                                             (DOLLARS IN THOUSANDS)
1993
- - ----
 Union Planters . . . . . . . . . . . . . . . . . . . . .         $232,667            $86,737        $61,268
 BNF  . . . . . . . . . . . . . . . . . . . . . . . . . .           11,176              1,179          4,096
                                                                  --------            -------        -------
   Union Planters pooled  . . . . . . . . . . . . . . . .         $243,843            $87,916        $65,364
                                                                  ========            =======        =======

1992
- - ----
 Union Planters . . . . . . . . . . . . . . . . . . . . .         $189,453            $84,957        $41,439
 BNF  . . . . . . . . . . . . . . . . . . . . . . . . . .           11,101              1,155          3,584
                                                                  --------            -------        -------
   Union Planters pooled  . . . . . . . . . . . . . . . .         $200,554             86,112        $45,023
                                                                  ========             ======        =======

1991
- - ----
 Union Planters . . . . . . . . . . . . . . . . . . . . .         $152,015            $71,150        $27,508
 BNF  . . . . . . . . . . . . . . . . . . . . . . . . . .            8,458                931          2,626
                                                                   -------            -------        -------
   Union Planters pooled  . . . . . . . . . . . . . . . .         $160,473            $72,081        $30,134
                                                                  ========            =======        =======

(1) To be consistent with industry practice, net interest income for Union Planters has been restated to reflect the reclassification of certain interchange fees arising from credit card loans to noninterest income. The amounts reclassified for the years ended December 31, 1993, 1992, and 1991 were $1,938,000, $1,684,000, and $1,540,000, respectively.

  PURCHASE ACQUISITIONS

         The Corporation acquired four institutions in 1992 and eight institutions in 1993 that were accounted for as purchases. The table below summarizes the acquisitions:

                                                                                                  TOTAL ASSETS
                                                     DATE                     PURCHASE RESULTING   AT DATE OF
          INSTITUTION                              ACQUIRED  CONSIDERATION      PRICE  INTANGIBLE  ACQUISITION
          -----------                              --------  ---------------  -------- ---------- ------------
                                                                       (Dollars in millions)
Metropolitan Federal Savings and
  Loan Association
  (Metropolitan)(a) and (f) . . . . . . . .         3/27/92  Cash              $16.5      $16.5       $603
Fidelity Bancshares, Inc.
  (Fidelity)(f) . . . . . . . . . . . . . .         3/30/92  Cash               77.4         --        822
Southeastern Bancshares, Inc. . . . . . . .
  (SBI)(b)  . . . . . . . . . . . . . . . .          7/1/92  253,655 Shares      5.2        1.1         77
                                                             of Series D
                                                             Preferred Stock
Bank of Commerce (BOC)  . . . . . . . . . .         11/1/92  Cash                9.9        2.1         89
Bank of East Tennessee
  (BOET)(c) . . . . . . . . . . . . . . . .          1/1/93  648,786 Shares     25.3        7.0        231
                                                             of Series E
                                                             Preferred Stock
Security Trust Federal Savings and
  Loan Association and SaveTrust
  Federal Savings Bank (Security
  Trust/SaveTrust)  . . . . . . . . . . . .          1/1/93  Cash               22.0        3.0        261
First Federal Savings Bank
  (Maryville)(d)  . . . . . . . . . . . . .         2/26/93  625,000 Shares     NM(d)        --        187
                                                             of Common Stock
                                                             (Conversion/
                                                             Acquisition)
First State Bancshares, Inc.
  (FSB)(e)  . . . . . . . . . . . . . . . .         3/12/93  Cash and Common     3.9         .4         34
                                                             Stock (90,162
                                                             shares)
First Cumberland Bank . . . . . . . . . . .         3/15/93  Cash                 .2         --         20
Farmers Union Bank (Farmers
  Union)  . . . . . . . . . . . . . . . . .          4/1/93  Cash                9.5        4.2         78
Erin Bank & Trust
  Company (Erin)  . . . . . . . . . . . . .          6/1/93  259,736 Shares      8.3        2.1         43
                                                             of Series E
                                                             Preferred Stock

(a) The Corporation, through UPNB, assumed approximately $585 million in insured deposit liabilities (including accrued interest payable) of the former Metropolitan Federal Savings and Loan Association. The purchase and assumption transaction was facilitated through the Resolution Trust Corporation (RTC) which declared UPNB the successful bidder. UPNB also acquired approximately $82 million in assets and received cash from the RTC totaling approximately $487 million.
(b)      SBI is the parent company of DeKalb County Bank and Trust Company
         (DeKalb).
(c) The Corporation previously held 17.93% of the common stock of BOET ($3.4 million). On January 1, 1993, the Corporation purchased an additional 43.93% of the common stock of BOET in exchange for the Corporation's Series E Preferred Stock ($11.1 million). Effective May 3, 1993, the Corporation acquired the remaining outstanding common stock of BOET in exchange for the Corporation's Series E Preferred Stock ($10.8 million).
(d) Maryville was a mutual savings bank which, pursuant to a conversion/acquisition, converted to a federal stock charter. All of the stock of Maryville was acquired by the Corporation in exchange for a capital contribution equalling approximately $14.1 million derived in part from the proceeds of a public offering of the Corporation's Common Stock made in connection with the conversion/acquisition.
(e)      FSB is the parent company of First State Bank of Fayette County
         (Somerville).
(f)      Merged into UPNB.

NM -- Not meaningful.

         Intangibles are being amortized primarily using the straight line method over periods ranging from 10 to 15 years. The amortization for the Metropolitan intangibles was accelerated in both 1992 and 1993 due to unexpected deposit run-off. The fair market value of the net assets of Fidelity at the date of acquisition exceeded the purchase price resulting in negative goodwill of approximately $16 million which was deducted from the noncurrent, nonmonetary assets (primarily premises and equipment) of Fidelity. The recording of the acquisition of Maryville resulted in negative goodwill of approximately $9.4 million, $8.1 million of which was deducted from noncurrent, nonmonetary assets (premises and equipment, fair value adjustment of loans, prepaid software, and mortgage servicing rights). The remaining negative goodwill of $1.3 million was recorded in other liabilities and is being accreted over seven years.

         The following unaudited pro forma information summarizes the effect of the above described acquisitions assuming consummation of each transaction on January 1, 1992. The unaudited pro forma results are not necessarily representative of the actual results that would have occurred or which may occur in the future had the transactions been effected on January 1, 1992. The pro forma information does not include the historical results of Metropolitan since it was a failed financial institution.

                                                                                  UNAUDITED PRO FORMA

                                                                                YEARS ENDED DECEMBER 31,
                                                                                -------------------------
                                                                                     1993         1992
                                                                                  ----------   ---------
                                                                                   (DOLLARS IN THOUSANDS,
                                                                                   EXCEPT PER SHARE DATA)
Net interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 246,475    $ 237,829
Provision for losses on loans . . . . . . . . . . . . . . . . . . . . . . . . .     (12,562)     (36,279)
Noninterest income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      88,295       99,785
Noninterest expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (232,756)    (249,082)
                                                                                  ---------    ---------
Earnings before income taxes, extraordinary item, and accounting
  changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      89,452       52,253
Applicable income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (26,526)     (17,309)
                                                                                  ---------    ---------
Earnings before extraordinary item and accounting changes . . . . . . . . . . .      62,926       34,944
Extraordinary item and accounting changes, net of taxes . . . . . . . . . . . .       1,795           --
                                                                                  ---------    ---------
Net earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  64,721    $  34,944
                                                                                  =========    =========
Earnings per common share before extraordinary item and accounting changes
    Primary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    2.49    $    1.37
    Fully diluted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2.33         1.37
  Net earnings
    Primary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2.57         1.37
    Fully diluted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2.40         1.37

         The following details the net cash received from purchases of financial institutions:

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                     ---------------------------
                                                                                         1993          1992
                                                                                     -----------   ------------
                                                                                       (DOLLARS IN THOUSANDS)

Fair value of assets acquired . . . . . . . . . . . . . . . . . . . . . . . . .     $ 1,245,602    $ 1,589,540
Liabilities assumed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (1,148,122)    (1,480,572)
Issuance of Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .         (30,618)            --
Issuance of Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . .         (30,127)        (5,200)
Less previous investment in entities acquired . . . . . . . . . . . . . . . . .          (3,387)        (3,173)
                                                                                    -----------    -----------
Cash paid for purchases of other financial institutions . . . . . . . . . . . .          33,348        100,595
Cash and cash equivalents acquired  . . . . . . . . . . . . . . . . . . . . . .        (105,469)      (669,353)
                                                                                    -----------    -----------
  Net cash received from purchases of financial
  institutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   (72,121)   $  (568,758)
                                                                                    ===========    ===========

   SUBSEQUENT ACQUISITIONS

         The Corporation has acquired the following entities during 1994:

                                                                                                   APPROXIMATE
                                                   DATE                             METHOD OF         TOTAL
               INSTITUTION                       ACQUIRED    CONSIDERATION          ACCOUNTING       ASSETS
               -----------                       --------    -------------          ----------       ------
                                                                                                   (Millions)
Mid-South Bancorp, Inc., Parent Company of       1/1/94     839,542 shares of        Pooling of       $ 185
   Simpson County Bank in Franklin, Kentucky;               Common Stock             Interests
   Adairville Banking Company in Adairville,
   Kentucky; General Trust Company in
   Nashville, Tennessee; First Citizens
   Bank in Franklin, Columbia, and Mt.
   Pleasant, Tennessee

First National Bancorp of Shelbyville, Inc.,     3/1/94     974,886 shares of        Pooling of         170
   Parent Company of First National Bank of                 Common Stock             Interests
   Shelbyville in Shelbyville,
   Tennessee (FNB)

Anderson County Bank in Clinton, Tennessee       3/1/94     $2.5 million in cash     Purchase            19
 (ACB)

Clin-Ark Bancshares, Inc., Parent Company of     4/1/94     217,768 shares of        Pooling of          50
   First National Bank of Clinton in Clinton,               Common Stock             Interests
   Arkansas (CBI)

Assumption of liabilities and purchase of       4/19/94     $.4 million in cash      Purchase            15
 assets from the RTC (a)

Tennessee Bancorp, Inc., Parent Company of       5/1/94     $13.5 million in cash    Purchase            92
   Tennessee National Bank in Columbia,
   Tennessee (TBI)

Liberty Bancshares, Inc., Parent Company of      7/1/94     1,223,353 shares of      Pooling of         170
   Liberty Federal Savings Bank in Paris,                   Common Stock             Interests
   Tennessee (LBI)

Earle Bankshares, Inc., Parent Company of        8/1/94     320,112 shares of        Pooling of          40
   First Southern Bank in Earle,                            Common Stock             Interests
   Arkansas (EBI)

(a) Two subsidiaries of the Corporation assumed approximately $14 million of deposits (including accrued interest) and acquired assets (primarily loans) from the Resolution Trust Corporation and simultaneously sold certain loans to a third party.

SALES OF BRANCHES

         In the third quarter of 1993, the Corporation sold four of the Kentucky branches (three in Paducah and one in Clinton) of its subsidiary, Security Trust. The Corporation has also entered into a definitive agreement to sell the two remaining Kentucky branches of Security Trust. The sales involved approximately $105 million of deposits, approximately $3 million of loans, and approximately $1 million of premises and equipment. The transactions are not considered significant to the Corporation's balance sheet or operating results and are expected to result in a reduction of Security Trust's goodwill and purchased mortgage servicing rights.

SUBSEQUENT SALE

         Effective September 1, 1994, the Corporation sold all the deposits and certain loans of Steiner Bank, an approximately $24 million bank subsidiary located in Birmingham, Alabama. The gain resulting from the sale is not significant to the Corporation's results of operations. Subsequent to the sale, the remaining assets and liabilities of Steiner Bank were transferred to the Corporation, and Steiner Bank ceased its operations.

SUBSEQUENT REORGANIZATION OF UNION PLANTERS NATIONAL BANK (UPNB)

         Incidental to a corporate reorganization of UPNB, as of July 1, 1994, the Corporation formed four new bank subsidiaries, Union Planters Bank of East Tennessee, National Association; Union Planters Bank of Middle Tennessee, National Association; Union Planters Bank of Chattanooga, National Association; and Union Planters Bank of Jackson, National Association (collectively the Regional Banks). The Corporation injected equity of $101.7 million in the Regional Banks with a majority of the funds ($98 million) having been provided by a dividend from UPNB (Note 12). Each of the Regional Banks acquired from UPNB, at book value, substantially all of the assets and assumed all of the liabilities of the UPNB branches located in its region. The establishment of these branches into separate banks will permit a local management team and board of directors to focus on the needs and opportunities within the local market and is consistent with the Corporation's community bank philosophy.
UPNB will continue to operate branches in the Memphis, Tennessee area. The separation of the branches held by UPNB had no material impact on the consolidated financial condition or results of operations of the Corporation.

PENDING ACQUISITIONS

         The Corporation has signed definitive agreements pursuant to which it would acquire the entities listed below, and subject to various approvals and satisfaction of certain contractual conditions precedent. The number of shares of Common Stock to be issued in connection with these acquisitions is subject to change depending on the market price of the Corporation's Common Stock during the stipulated pricing periods. The shares below are based on an assumed market price of $25.25.

                                                                                   ANTICIPATED     APPROXIMATE
                                                                                    METHOD OF         TOTAL
               INSTITUTION                                   CONSIDERATION          ACCOUNTING       ASSETS
               -----------                                   -------------          ----------       ------
                                                                                                   (Millions)
Commercial Bancorp, Inc., Parent Company of                 Approximately            Pooling of        $ 29
   The Commercial Bank in Obion, Tennessee                  185,000 shares of        Interests
                                                            Common Stock

Grenada Sunburst System Corporation (GSSC),                 Approximately            Pooling of       2,466
   Parent Company of Sunburst Bank in Grenada,              13,500,000 shares of     Interests
   Mississippi and Sunburst Bank in                         Common Stock
   Baton Rouge, Louisiana

Mid South Bancshares, Inc., Parent Company of               Approximately            Pooling of         130
   Security Bank in Paragould, Arkansas and                 523,000 shares of        Interests
   Farmers & Merchants Bank in Reyno,                       Common Stock
   Arkansas

NOTE 3. RESTRICTIONS ON CASH AND DUE FROM BANKS

         The Corporation's banking subsidiaries are required to maintain noninterest-bearing average reserve balances with the Federal Reserve Bank. Average balances required to be maintained for such purposes during 1993 and 1992 were $41 million and $33 million, respectively.

NOTE 4.  INVESTMENT SECURITIES

         The carrying values and market values of investment securities are as follows:

                                                                           DECEMBER 31, 1993
                                                            ----------------------------------------------
                                                                              UNREALIZED
                                                               CARRYING  ---------------------    MARKET
                                                               VALUE       GAINS        LOSSES     VALUE
                                                            ----------   ---------     --------  ----------
                                                                         (DOLLARS IN THOUSANDS)
HELD FOR SALE
U.S.  Government obligations
 U.S.  Treasury securities  . . . . . . . . . . . . . .     $  121,240    $     913    $      3  $  122,150
 Securities of U.S.  Government agencies
  Collateralized mortgage obligations . . . . . . . . .        141,853          694         105     142,442
  Mortgage-backed securities  . . . . . . . . . . . . .        310,217        4,250         285     314,182
  Other . . . . . . . . . . . . . . . . . . . . . . . .         97,664        1,012          21      98,655
Other stocks and securities . . . . . . . . . . . . . .         17,479           88          44      17,523
                                                            ----------    ---------    --------  ----------
   Total investment securities held for sale  . . . . .     $  688,453    $   6,957    $    458  $  694,952
                                                            ==========    =========    ========  ==========

HELD FOR INVESTMENT
U.S.  Government obligations
 U.S.  Treasury securities  . . . . . . . . . . . . . .     $  693,612    $   7,222    $    244  $  700,590
 Securities of U.S.  Government agencies
  Collateralized mortgage obligations . . . . . . . . .        341,645          767         992     341,420
  Mortgage-backed securities  . . . . . . . . . . . . .        358,867        4,305         183     362,989
  Other . . . . . . . . . . . . . . . . . . . . . . . .        121,691        1,732          37     123,386
                                                            ----------    ---------    --------  ----------
   Total U.S.  Government obligations . . . . . . . . .      1,515,815       14,026       1,456   1,528,385
                                                            ----------    ---------    --------  ----------
Obligations of states and political subdivisions  . . .        446,714       27,312         845     473,181
                                                            ----------    ---------    --------  ----------

Other securities
 Federal Reserve Bank/ Federal Home Loan
   Bank stock . . . . . . . . . . . . . . . . . . . . .         26,852           --          --      26,852
 Collateralized mortgage obligations  . . . . . . . . .         39,036          177         114      39,099
 Other  . . . . . . . . . . . . . . . . . . . . . . . .          3,196           40          --       3,236
                                                            ----------      -------      ------  ----------
   Total other securities . . . . . . . . . . . . . . .         69,084          217         114      69,187
                                                            ----------      -------      ------  ----------
   Total investment securities held for investment  . .     $2,031,613      $41,555      $2,415  $2,070,753
                                                            ==========      =======      ======  ==========


                                                                           DECEMBER 31, 1992
                                                            ----------------------------------------------
                                                                              UNREALIZED
                                                               CARRYING  ---------------------    MARKET
                                                               VALUE       GAINS        LOSSES     VALUE
                                                            ----------   ---------     --------  ----------
                                                                         (DOLLARS IN THOUSANDS)
HELD FOR SALE
U.S.  Government obligations
 U.S.  Treasury securities  . . . . . . . . . . . . . .     $   51,196      $   362      $   69  $   51,489
 Securities of U.S.  Government agencies
  Collateralized mortgage obligations . . . . . . . . .        108,676        1,642          28     110,290
  Mortgage-backed securities  . . . . . . . . . . . . .        258,117        7,121          --     265,238
  Other . . . . . . . . . . . . . . . . . . . . . . . .         53,337            4         102      53,239
Other stocks and securities . . . . . . . . . . . . . .          5,338           --          13       5,325
                                                            ----------      -------      ------  ----------
   Total investment securities held for sale  . . . . .     $  476,664      $ 9,129      $  212  $  485,581
                                                            ==========      =======      ======  ==========

HELD FOR INVESTMENT
U.S.  Government obligations
 U.S.  Treasury securities  . . . . . . . . . . . . . .     $  603,635      $10,711      $   62  $  614,284
 Securities of U.S.  Government agencies
  Collateralized mortgage obligations . . . . . . . . .        573,918        5,173         378     578,713
  Mortgage-backed securities  . . . . . . . . . . . . .        241,921        4,724         131     246,514
  Other . . . . . . . . . . . . . . . . . . . . . . . .         66,912          839          53      67,698
                                                            ----------      -------      ------  ----------
   Total U.S.  Government obligations . . . . . . . . .      1,486,386       21,447         624   1,507,209
                                                            ----------      -------      ------  ----------
Obligations of states and political subdivisions  . . .        294,507       15,265         909     308,863
                                                            ----------      -------      ------  ----------
Other securities
 Federal Reserve Bank/Federal Home Loan
   Bank stock . . . . . . . . . . . . . . . . . . . . .         13,402           --          --      13,402
 Collateralized mortgage obligations  . . . . . . . . .         20,699          299          95      20,903
 Other  . . . . . . . . . . . . . . . . . . . . . . . .          2,907           28           5       2,930
                                                            ----------      -------      ------  ----------
   Total other securities . . . . . . . . . . . . . . .         37,008          327         100      37,235
                                                            ----------      -------      ------  ----------
   Total investment securities held for investment  . .     $1,817,901      $37,039      $1,633  $1,853,307
                                                            ==========      =======      ======  ==========

         For the years ended December 31, 1993 and 1992, the Corporation had gross realized gains of $5,205,000 and $13,788,000, respectively, and gross realized losses of $473,000 and $425,000, respectively.

         Investment securities having a carrying value of approximately $598 million and $512 million at December 31, 1993 and 1992, respectively, were pledged to secure public and trust funds on deposit and securities sold under agreements to repurchase.

         During 1993, the Corporation transferred $315 million of securities held for investment to the held for sale portfolio. The transfers were made because of regulatory concerns regarding certain securities, the restructure of the portfolios of certain financial institutions acquired, and in anticipation of the adoption of SFAS No. 115.

PORTFOLIO RESTRUCTURING SUBSEQUENT TO DECEMBER 31, 1994

         During the third quarter of 1994, the Corporation restructured a portion of its available for sale investment securities portfolio which is expected to result in the sale of securities of approximately $440 million. The sales are expected to result in net investment securities losses of approximately $7.2 million (approximately $4.5 million after tax). The losses expected to be incurred have already been recognized on the Corporation's balance sheet as a reduction of shareholders' equity under SFAS No. 115, adopted January 1, 1994. The restructuring was done to increase the book yields in the investment portfolio, and the increased future earnings are expected to offset the losses over a shorter time period than the original maturity of the securities being sold.

         The maturities and weighted yields of investment securities as of December 31, 1993 are as follows:

                                                                 MATURING
                              -----------------------------------------------------------------------------
                                 WITHIN ONE        AFTER ONE BUT       AFTER FIVE BUT
                                    YEAR         WITHIN FIVE YEARS    WITHIN TEN YEARS       AFTER TEN YEARS
                              ----------------   -----------------    ----------------       ---------------
                              AMOUNT    YIELD     AMOUNT    YIELD     AMOUNT     YIELD      AMOUNT     YIELD
                              ------    -----     ------    -----     ------     -----      ------     -----
                                       (TAXABLE EQUIVALENT BASIS/DOLLARS IN THOUSANDS)
HELD FOR SALE
U.S.  Government obligations
 U.S.  Treasury securities    $  4,514     6.26%   $116,463     4.53%   $    263    6.40%   $     --      --%
 Securities of U.S.
  Government agencies
  Collateralized mortgage
   obligations  . . .               --       --           --      --          --      --     141,853     4.95
  Mortgage-backed securities        --       --      31,228     7.43      23,143    6.40     255,846     5.35
  Other . . . . . . .            8,989     4.63      30,971     5.62       9,161    6.38      48,543     4.50
                              --------             --------             --------            --------
    Total U.S.  Government
     obligations  . .           13,503     5.18      178,662    5.23      32,567    6.40     446,242     5.12
Other stocks and securities        383     3.20          --       --       8,636    6.21       8,460     3.88
                              --------             --------             --------            --------
    Total investment
      securities held for
      sale  . . . . .         $ 13,886     5.12%   $178,662    5.23%    $ 41,203    6.36%   $454,702     5.11%
                              ========             ========             ========            ========


HELD FOR INVESTMENT
U.S. Government obligations
 U.S. Treasury securities     $238,601     4.99%   $454,511    4.70%    $    500    7.58%   $     --   --%
 Securities of U.S.
  Government agencies
  Collateralized mortgage
   obligations  . . .               --       --      33,209    5.56       67,411    5.26     241,025     5.22
  Mortgage-backed securities     1,549     4.90      20,344    7.32       12,339    8.57     324,635     4.84
  Other . . . . . . .           29,093     4.90      69,363    5.49        6,057    6.75      17,178     4.98
                              --------             --------             --------            --------

    Total U.S. Government
     obligations  . .          269,243     4.98     577,427    4.93       86,307    5.85     582,838     5.00
                              --------             --------             --------            --------
Obligations of states and
  political subdivisions        23,493     8.59      94,931    9.85       58,688    9.54     269,602     9.00
                              --------             --------             --------            --------
Other securities
 Federal Reserve Bank/Federal
  Home Loan Bank stock              --       --          --      --           --      --      26,852     4.80
 Collateralized mortgage
  obligations . . . .               68    10.25          27   10.25       27,234    6.27      11,707     7.00
 Other  . . . . . . .            1,960     6.81         631    6.04          205    8.40         400     9.60
                              --------             --------             --------            --------

    Total other securities       2,028     6.93         658    6.22       27,439    6.28      38,959     5.52
                              --------             --------             --------            --------

    Total investment
     securities at
     amortized cost .         $294,764     5.28%   $673,016    5.63%    $172,434    7.18%   $891,399     6.23%
                              ========             ========             ========            ========


         The weighted average yields are calculated by dividing the sum of the individual security yield weights (effective yield times book value) by the total book value of the securities. The taxable-equivalent yield gives effect to the disallowance of interest expense, for federal income tax purposes, related to certain tax-free securities. The maturities of mortgage-backed securities and collateralized mortgage obligations have not been adjusted for prepayments, and generally represent obligations which are expected to have principal weighted averages of five years or less or are variable rate instruments.

NOTE 5.  LOANS

         Loans are summarized as follows:

                                                                                          DECEMBER 31,
                                                                                     ----------------------
                                                                                        1993        1992
                                                                                     ----------  ----------
                                                                                      (Dollars in thousands)
Commercial, financial, and agricultural . . . . . . . . . . . . . . . . . . . .      $  669,435  $  551,184
Real estate -- construction . . . . . . . . . . . . . . . . . . . . . . . . . .          88,241      58,264
Real estate -- mortgage
 Secured by 1-4 family residential  . . . . . . . . . . . . . . . . . . . . . .       1,106,206     840,056
 Other mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         537,565     406,210
Home equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          89,497      86,362

Consumer
 Credit cards and other plans . . . . . . . . . . . . . . . . . . . . . . . . .          99,103      71,115
 Other consumer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         491,299     367,867
Foreign government  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,449       1,980
Direct lease financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          25,914      16,493
                                                                                     ----------  ----------
  Total loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $3,109,709  $2,399,531
                                                                                     ==========  ==========

         Nonperforming loans are summarized as follows:
                                                                                          DECEMBER 31,
                                                                                     ----------------------
                                                                                        1993        1992
                                                                                     ----------  ----------
                                                                                      (Dollars in thousands)
Nonaccrual loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   14,646  $   36,698
Restructured loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7,525       1,351
                                                                                     ----------  ----------
  Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   22,171  $   38,049
                                                                                     ==========  ==========

         In the fourth quarter of 1992, UPNB consummated the restructuring of a troubled loan to another financial institution. UPNB had previously received certain notes, equity securities, and other rights from the borrower in exchange for a nonaccrual and partially charged-off loan. Subsequently, UPNB liquidated the notes and equity securities and exercised contractual rights which resulted in a recovery of $7 million in principal previously charged-off and realized pretax gains of approximately $901,000 and $3.5 million in 1993 and 1992, respectively.

         Total interest earned on nonaccrual and restructured loans in 1993 and 1992 was $1,238,000 and $2,233,000, respectively. Interest income that would have been earned under the original terms of these loans in 1993 and 1992 was $1,947,000 and $2,695,000, respectively. There were no significant outstanding commitments related to the above restructured loans at December 31, 1993.

         Certain of the Corporation's bank subsidiaries, principally UPNB, have granted loans to the Corporation's directors, executive officers, and their affiliates. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risks of collectibility. The aggregate dollar amount of these loans was $33,065,000 and $35,145,000 at December 31, 1993 and 1992, respectively. During 1993, $141,144,000 of new loans and advances under credit lines were made to directors, executive officers, and their affiliates; repayments totaled approximately $143,224,000.

NOTE 6.  ALLOWANCE FOR LOSSES ON LOANS

         The changes in the allowance for losses on loans are summarized as follows:

                                                                             1993         1992        1991
                                                                          ---------    ---------   ---------
                                                                                (DOLLARS IN THOUSANDS)
Balance, January 1  . . . . . . . . . . . . . . . . . . . . . . . .        $ 65,415    $ 48,442    $ 51,181
 Increase due to acquisitions . . . . . . . . . . . . . . . . . . .          16,607      15,678          --
 Provision for losses on loans  . . . . . . . . . . . . . . . . . .           9,743      19,194      25,281
 Recoveries of loans previously charged off . . . . . . . . . . . .           8,681      14,212       7,496
 Loans charged off  . . . . . . . . . . . . . . . . . . . . . . . .         (18,842)    (32,111)    (35,516)
                                                                           --------    --------    --------
Balance, December 31  . . . . . . . . . . . . . . . . . . . . . . .        $ 81,604    $ 65,415    $ 48,442
                                                                           ========    ========    ========

NOTE 7.  PREMISES AND EQUIPMENT, LEASED ASSETS, AND LEASE COMMITMENTS

         Premises and equipment are summarized as follows:

                                                                                           DECEMBER 31,
                                                                                       --------------------
                                                                                         1993         1992
                                                                                       --------    --------
                                                                                      (DOLLARS IN THOUSANDS)
Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 27,786    $ 20,610
Buildings and improvements  . . . . . . . . . . . . . . . . . . . . . . . . . .          93,428      80,793
Leasehold improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7,266       5,027
Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          75,068      62,509
Construction in progress  . . . . . . . . . . . . . . . . . . . . . . . . . . .          16,301       4,331
                                                                                       --------    --------
                                                                                        219,849     173,270
Less accumulated depreciation and amortization  . . . . . . . . . . . . . . . .          79,507      69,885
                                                                                       --------    --------
 Total premises and equipment . . . . . . . . . . . . . . . . . . . . . . . . .        $140,342    $103,385
                                                                                       ========    ========

         Included in the above is approximately $14.2 million related to a new headquarters building for UPNB. The total project cost is estimated to be approximately $17.6 million, including land, construction costs, furniture, fixtures and equipment, and site improvements.

         A summary of rent expense for operating leases is summarized as follows:

                                                                                YEARS ENDED DECEMBER 31,
                                                                              ----------------------------
                                                                                1993      1992       1991
                                                                               ------    ------     ------
                                                                                 (DOLLARS IN THOUSANDS)
Operating lease rent expense  . . . . . . . . . . . . . . . . . . . . . . .    $6,773     $4,822    $4,532
Less sublease rental income . . . . . . . . . . . . . . . . . . . . . . . .       389        310       200
                                                                               ------     ------    ------
 Net rent expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $6,384     $4,512    $4,332
                                                                               ======     ======    ======

         At December 31, 1993, minimum future rental commitments for leases which are being accounted for as operating leases were as follows:

                                                                                       OPERATING
                                                                                        LEASES
                                                                               ------------------------
                                                                                (DOLLARS IN THOUSANDS)
1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $ 6,660
1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             4,932
1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2,372
1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2,051
1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,729
Later years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             8,251
                                                                                        -------
 Total minimum lease payments . . . . . . . . . . . . . . . . . . . . . . . .           $25,995
                                                                                        =======

NOTE 8.  SHORT-TERM BORROWINGS

         Short-term borrowings are summarized as follows:

                                                                                      DECEMBER 31,
                                                                          --------------------------------
                                                                            1993        1992        1991
                                                                          --------    --------    --------
                                                                               (DOLLARS IN THOUSANDS)

Year-end balance
 Federal funds purchased and securities sold under agreements
   to repurchase  . . . . . . . . . . . . . . . . . . . . . . . . .        $234,031    $287,802    $185,898
 Commercial paper . . . . . . . . . . . . . . . . . . . . . . . . .          10,941       8,325      11,466
 Other short-term borrowings  . . . . . . . . . . . . . . . . . . .              23         185         146
                                                                           --------    --------    --------
  Total short-term borrowings . . . . . . . . . . . . . . . . . . .        $244,995    $296,312    $197,510
                                                                           ========    ========    ========
Federal funds purchased and securities sold under agreements to repurchase
  Daily average balance . . . . . . . . . . . . . . . . . . . . . .        $222,136    $211,662    $235,662
  Weighted average interest rate  . . . . . . . . . . . . . . . . .           2.69%       3.13%       5.21%
  Maximum outstanding at any month end  . . . . . . . . . . . . . .        $277,833    $287,802    $299,098
  Weighted average interest rate at December 31 . . . . . . . . . .           2.83%       2.96%       3.90%


NOTE 9.  FEDERAL HOME LOAN BANK ADVANCES AND LONG-TERM DEBT

FEDERAL HOME LOAN BANK (FHLB) ADVANCES

         The Corporation's banking and thrift subsidiaries obtained in 1993 various advances from the FHLB totaling $180.0 million at December 31, 1993, under Blanket Agreements for Advances and Security Agreements (the Agreements). Advances from the FHLB totaled $15.0 million at December 31, 1992. The Agreements entitle the Corporation's subsidiaries to borrow funds from the FHLB to fund mortgage loan programs and satisfy other funding needs. Of the amounts borrowed at December 31, 1993, $136 million were at variable rates and $44 million were at fixed rates with interest rates ranging from 3.2% to 8.0% and maturities ranging from 1997 to 2017. At December 31, 1993, FHLB advances that mature within one year, one to five years, and after five years were $14.1 million, $33.0 million, and $132.9 million, respectively. The value of collateral (primarily mortgage loans) under the Agreements must be 150% of the $180.0 million outstanding at December 31, 1993.

LONG-TERM DEBT

         Long-term debt is summarized as follows:

                                                                                           DECEMBER 31,
                                                                                      ---------------------
                                                                                        1993         1992
                                                                                      --------     --------
                                                                                      (DOLLARS IN THOUSANDS)


6.25% Subordinated Notes due 2003 . . . . . . . . . . . . . . . . . . . . . . .        $ 74,479     $    --
8 1/2% Subordinated Notes due 2002  . . . . . . . . . . . . . . . . . . . . . .          40,250      40,250
10 1/8% Subordinated Capital Debentures due 1999  . . . . . . . . . . . . . . .              --      34,042
Obligations under capital leases  . . . . . . . . . . . . . . . . . . . . . . .           2,294       2,684
Mortgage indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             105          --
Notes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             148         180
                                                                                       --------     -------
 Total long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $117,276     $77,156
                                                                                       ========     =======

         In October 1993, the Corporation filed a shelf registration statement for $150 million of the Corporation's subordinated debt securities. On November 2, 1993, the Corporation issued $75 million of 6.25% Subordinated Capital Notes due 2003 (6.25% Notes) at 99.305%. Interest on the 6.25% Notes is payable semiannually on May 1 and November 1. The 6.25% Notes are not redeemable prior to maturity and will mature on November 1, 2003. The 6.25% Notes are subordinated to all present and future senior indebtedness of the Corporation and payment may be accelerated only in the case of the bankruptcy of the Corporation. Debt issuance costs of $838,000 are included in other assets and are being amortized over a ten year life. The 6.25% Notes qualify for Tier 2 capital under regulatory risk-based capital guidelines. The Corporation also entered into an interest rate swap agreement with a notional amount of $50 million to convert a portion of its fixed-rate debt to a floating LIBOR rate for two and one-half years.

         In October 1992, the Corporation completed a public offering of $40.25 million of 8 1/2% Subordinated Notes (8 1/2% Notes). The 8 1/2% Notes mature on October 1, 2002, and interest is payable quarterly. Debt issuance costs of $1.2 million and $1.4 million, respectively, at December 31, 1993 and 1992 are included in other assets and are being amortized over a seven-year life. The 8 1/2% Notes are unsecured debt obligations of the Corporation and are subordinated in right of payment to all senior indebtedness of the Corporation. The Corporation, at its option, may redeem the 8 1/2% Notes on or after October 1, 1997, at par value plus accrued interest, upon 30 days notice. The Corporation is obligated to repay 100% of the principal amount plus accrued interest, up to an aggregate amount of $1 million, of 8 1/2% Notes tendered for prepayment by the personal representatives of deceased holders in any one year.

         The 10 1/8% Subordinated Capital Debentures (10 1/8% Debentures) were issued in a public offering in 1989. In November 1993, the Corporation used approximately $39 million of the net proceeds of the 6.25% Notes to in-substance defease the 10 1/8% Debentures. Direct obligations of the U.S. Government were purchased and placed in an irrevocable trust which provides cash flows matching the principal and interest debt service required to retire the 10 1/8% Debentures. At December 31, 1993, the outstanding balance of the 10 1/8% Debentures totaled $34 million which is not reflected in the accompanying financial statements. This transaction resulted in an extraordinary loss in the fourth quarter of 1993 of $5.2 million ($3.2 million net of taxes).

         Annual principal repayment requirements for long-term debt for the years 1994 through 1998 are $628,000, $466,000, $305,000, $273,000, and
$296,000, respectively.

  LINE OF CREDIT

         In June 1993, the Corporation entered into an unsecured $25 million credit agreement which expires May 31, 1996. No borrowings were outstanding at December 31, 1993. The line of credit is for working capital purposes and as a commercial paper backup. The credit agreement contains performance measurements and restrictive covenants relating to dividends, acquisitions, sale of assets, and indebtedness which the Corporation must meet. The Corporation's dividends are restricted to no more than 60% of consolidated net earnings for the preceding fiscal year.

NOTE 10. SHAREHOLDERS' EQUITY

PREFERRED STOCK

         The Corporation's preferred stock is summarized as follows:

                                                                                            DECEMBER 31,
                                                                                       --------------------
                                                                                         1993        1992
                                                                                       --------    --------
                                                                                       (DOLLARS IN THOUSANDS)


PREFERRED STOCK, WITHOUT PAR VALUE, 10,000,000 SHARES AUTHORIZED
 CONVERTIBLE
 Series A Preferred Stock, 250,000 shares authorized, none issued . . . . . . .        $     --     $    --
 Series B, $8.00 Nonredeemable, Cumulative, Convertible Preferred Stock
   (stated at liquidation value of $100 per share), 44,000 shares issued
   and outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4,400       4,400
 Series D, 9.5% Redeemable, Cumulative, Convertible Preferred Stock (stated
   at liquidation value of $20.50 per share), 253,655 shares issued
   and outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,200       5,200
 Series E, 8% Cumulative, Convertible Preferred Stock (stated at liquidation value of $25 per share), 3,107,922 and 2,200,000 shares issued and
   outstanding at December 31, 1993 and 1992, respectively  . . . . . . . . . .          77,698      55,000
                                                                                       --------     -------
    Total convertible preferred stock . . . . . . . . . . . . . . . . . . . . .          87,298      64,600
                                                                                       --------     -------
 NONCONVERTIBLE
 Series C, 10 3/8% Increasing Rate, Redeemable, Cumulative Preferred Stock
   (stated at liquidation value of $25 per share), 690,000 shares issued
   and outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          17,250      17,250
                                                                                       --------     -------
    Total nonconvertible preferred stock  . . . . . . . . . . . . . . . . . . .          17,250      17,250
                                                                                       --------     -------
      Total preferred stock . . . . . . . . . . . . . . . . . . . . . . . . . .        $104,548     $81,850
                                                                                       ========     =======


         SERIES A PREFERRED STOCK (SHARE PURCHASE RIGHTS PLAN). In 1989, the Board of Directors of the Corporation adopted a Share Purchase Rights Plan and distributed a dividend of one Preferred Share Purchase Right (Right) for each outstanding share of the Corporation's $5 par value Common Stock and for each share issued thereafter. The Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in acquiring control of the Corporation to deal with each shareholder on a fair and equal basis. Each Right trades in tandem with its respective share of common stock until the occurrence of certain events, in which case it would separate from the common stock and entitle the registered holder, subject to the terms of the Rights Agreement, to purchase certain equity securities at a price below their market value. The Corporation has authorized 250,000 shares of Series A Preferred Stock for issuance under the Share Purchase Rights Plan, none of which have been issued.

         SERIES B PREFERRED STOCK. The Corporation issued 44,000 shares of $8.00 Nonredeemable, Cumulative, Convertible Preferred Stock, Series B (Series B Preferred Stock), $100 per share liquidation value, in a private transaction in connection with the acquisition of Steiner Bank in 1989. Such shares bear a dividend rate of $8.00 per share per annum; dividends are cumulative and are payable quarterly. The holders of shares of Series B Preferred Stock have the right, at their option, after November 30, 1994, (and in limited circumstances prior thereto) to convert each share into 7.722 shares (339,768 shares in total) of the Corporation's Common Stock. The Series B Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Holders of Series B Preferred Stock have no voting rights except as may be required by law and in certain other limited circumstances.

         SERIES D PREFERRED STOCK. In July 1992, in connection with the acquisition of SBI (see Note 2), the Corporation issued 253,655 shares of 9.5% Redeemable, Cumulative, Convertible Preferred Stock, Series D (Series D Preferred Stock) in a private offering. Such shares have no par value but have a stated value of $20.50 per share on which dividends accrue at 9.5% per annum. Dividends are cumulative and payable quarterly. Such shares have a liquidation preference of $20.50 per share plus unpaid dividends accrued thereon and, at the Corporation's option, with the prior approval of the Federal Reserve, are subject to redemption by the Corporation at any time and from time to time on or after July 1, 1995. At any time prior to redemption, each share of Series D Preferred Stock is convertible at the option of the holder into one share of the Corporation's Common Stock. Holders of the Series D Preferred Stock have no voting rights except as may be required by law and in certain other limited circumstances.

         SERIES E PREFERRED STOCK. In February 1992, the Corporation completed a public offering of 2,200,000 shares of 8% Cumulative, Convertible Preferred Stock, Series E (Series E Preferred Stock). Such shares have a stated value of $25 per share, on which dividends accrue at a rate of 8% per annum; dividends are cumulative and are payable quarterly. The Series E Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $25 per share plus unpaid dividends accrued thereon, and with the prior approval of the Federal Reserve, may be redeemed by the Corporation in whole or in part at any time after March 31, 1997 at $25.00 per share. At any time prior to redemption, each share of Series E Preferred Stock is convertible, at the option of the holder, into 1.25 shares of the Corporation's Common Stock. Holders of Series E Preferred Stock have no voting rights except for those provided by law and in certain other limited circumstances.

         On January 1, 1993, the Corporation acquired an additional 43.93% of Bank of East Tennessee (BOET) in exchange for 331,741 shares of the Corporation's Series E Preferred Stock. The Corporation acquired the remaining outstanding stock of BOET on May 3, 1993 in exchange for an additional 317,045 shares of Series E Preferred Stock. The Corporation also acquired Erin Bank & Trust Company in exchange for 259,736 shares of Series E Preferred Stock on June 1, 1993. See Note 2 for additional information regarding these acquisitions.

         SERIES C PREFERRED STOCK. In August 1991, the Corporation completed a public offering of 690,000 shares of 10 3/8% Increasing Rate, Redeemable, Cumulative Preferred Stock, Series C (Series C Preferred Stock). The Series C Preferred Stock has a stated value of $25 per share. Dividends are cumulative and payable quarterly at a rate of $.648 per quarter increasing to $.680 beginning November 1, 1994, to $.711 beginning November 1, 1995, and to $.742 beginning November 1, 1996. The Series C Preferred Stock is not convertible, is not subject to any sinking fund provisions, and has no preemptive rights.
On or after October 31, 1994, the Corporation may, with the prior approval of the Federal Reserve, redeem any or all outstanding Series C Preferred Stock at $25 per share plus all dividends accrued and unpaid to the date fixed for redemption. Holders of the Series C Preferred Stock have no voting rights except as may be required by law and except in certain other limited circumstances.

         The Corporation plans to redeem all of the outstanding Series C Preferred Stock on October 31, 1994. Approval from the Federal Reserve has been received to redeem the stock.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         The Dividend Reinvestment and Stock Purchase Plan (the Plan) authorizes the issuance of 500,000 shares of authorized but previously unissued common stock to shareholders who choose to invest all or a portion of their cash dividends or make optional cash purchases. On certain investment dates, shares may be purchased with reinvested dividends and optional cash payments at a price of 95% and 100%, respectively, of their fair market value, without brokerage commissions. Shares issued under this Plan totaled 68,188, 93,407, and 95,029 shares in 1993, 1992, and 1991, respectively.

SUBSCRIPTION AGREEMENT

         In 1987, the Corporation entered into an agreement with Santa Cruz Resources, Inc. (SCR) under which SCR would acquire up to 21% of the Corporation's Common Shares. SCR ultimately acquired 2,963,000 of the Corporation's common shares. The agreement imposed several restrictions on SCR. During 1990 and 1991, the Corporation repurchased 2.7 million of the shares and released SCR from the agreement.

NOTE 11.  UNION PLANTERS CORPORATION (PARENT COMPANY ONLY) FINANCIAL
INFORMATION

                            CONDENSED BALANCE SHEET

                                                                                      DECEMBER 31,
                                                                                 ---------------------
                                                                                    1993        1992
                                                                                 ---------   ---------
                                                                                 (DOLLARS IN THOUSANDS)
ASSETS

 Noninterest-bearing cash in subsidiary bank  . . . . . . . . . . . . . . .      $    799     $    623
 Demand note receivable from subsidiary bank  . . . . . . . . . . . . . . .       101,356       57,971
 Advances to and receivable from subsidiaries . . . . . . . . . . . . . . .         2,955        9,221
 Investment securities held for sale  . . . . . . . . . . . . . . . . . . .         1,324        4,834
 Investment in Union Planters National Bank . . . . . . . . . . . . . . . .       251,583      216,024
 Investment in other banking subsidiaries . . . . . . . . . . . . . . . . .       218,926      159,210
 Investment in savings and loan subsidiaries  . . . . . . . . . . . . . . .        58,476       27,547
 Investment in nonbank subsidiaries . . . . . . . . . . . . . . . . . . . .         2,817       (2,802)
 Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,483        8,067
                                                                                ---------     --------
  TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 644,719     $480,695
                                                                                =========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY

 Commercial paper . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  10,941     $  8,325
 Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       114,729       74,292
 Loans from and payables to subsidiary banks  . . . . . . . . . . . . . . .           362           53
 Other liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,757       14,267
 Shareholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . .       507,930      383,758
                                                                                ---------     --------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  . . . . . . . . . . . . . . .     $ 644,719     $480,695
                                                                                =========     ========

NOTE 11. UNION PLANTERS CORPORATION (PARENT COMPANY ONLY) FINANCIAL INFORMATION (CONTINUED)

                        CONDENSED STATEMENT OF EARNINGS

                                                                  YEARS ENDED DECEMBER 31,
                                                             ---------------------------------
                                                              1993         1992         1991
                                                             -------     --------      -------
                                                                  (DOLLARS IN THOUSANDS)
INCOME

 Dividends from banking subsidiaries  . . . . . . . . . .    $28,092      $20,656      $21,335
 Management fees from subsidiaries  . . . . . . . . . . .      7,198        5,902        5,682
 Interest from banking subsidiaries . . . . . . . . . . .      1,358        1,523          791
 Interest and dividends on investments, loans, and
  interest-bearing deposits . . . . . . . . . . . . . . .         62          279          319
 Investment securities gains (losses) . . . . . . . . . .         --           38       (1,603)
 Other income . . . . . . . . . . . . . . . . . . . . . .      1,283           43          266
                                                             -------      -------      -------
  Total income  . . . . . . . . . . . . . . . . . . . . .     37,993       28,441       26,790
                                                             -------      -------      -------

EXPENSES

 Interest expense
  Short-term borrowings . . . . . . . . . . . . . . . . .        235          306          375
  Long-term debt  . . . . . . . . . . . . . . . . . . . .      7,447        4,504        4,539
  Loan from bank subsidiary . . . . . . . . . . . . . . .         --           28          172
 Salaries and employee benefits . . . . . . . . . . . . .      6,029        4,973        5,264
 Legal fees and provision for litigation settlements  . .        321        3,924       (1,457)
 Other expense  . . . . . . . . . . . . . . . . . . . . .      5,363        3,906        2,742
                                                             -------      -------      -------
  Total expenses  . . . . . . . . . . . . . . . . . . . .     19,395       17,641       11,635
                                                             -------      -------      -------
  EARNINGS BEFORE INCOME TAXES, EXTRAORDINARY ITEM,
   ACCOUNTING CHANGES, AND UNDISTRIBUTED EARNINGS OF
   SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . .     18,598       10,800       15,155
Tax benefit . . . . . . . . . . . . . . . . . . . . . . .     (4,092)      (2,271)      (2,885)
                                                             -------      -------      -------
  EARNINGS BEFORE EXTRAORDINARY ITEM, ACCOUNTING CHANGES,
   AND UNDISTRIBUTED EARNINGS OF SUBSIDIARIES . . . . . .     22,690       13,071       18,040
Extraordinary item-defeasance of debt, net of taxes . . .     (3,206)          --           --
Accounting changes, net of taxes  . . . . . . . . . . . .      2,479           --           --
                                                             -------      -------      -------
  EARNINGS BEFORE UNDISTRIBUTED EARNINGS OF SUBSIDIARIES      21,963       13,071       18,040
Undistributed earnings of subsidiaries  . . . . . . . . .     45,196       31,952       12,094
                                                             -------      -------     --------
  NET EARNINGS  . . . . . . . . . . . . . . . . . . . . .    $67,159      $45,023      $30,134
                                                             =======      =======      =======

NOTE 11. UNION PLANTERS CORPORATION (PARENT COMPANY ONLY) FINANCIAL INFORMATION (CONTINUED)

                       CONDENSED STATEMENT OF CASH FLOWS

                                                                  YEARS ENDED DECEMBER 31,
                                                             ---------------------------------
                                                              1993         1992         1991
                                                             -------     --------      -------
                                                                  (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES
 Net earnings . . . . . . . . . . . . . . . . . . . . . .   $ 67,159     $ 45,023     $ 30,134
 Equity in undistributed earnings of subsidiaries . . . .    (45,196)     (31,952)     (12,094)
 Cumulative effect of accounting changes  . . . . . . . .     (2,479)          --           --
 Write-down of investment securities  . . . . . . . . . .         --           --        1,603
 Deferred income tax benefit  . . . . . . . . . . . . . .     (1,898)          --         (167)
 Other, net . . . . . . . . . . . . . . . . . . . . . . .      3,908        3,268         (581)
                                                            --------     --------     --------
  Net cash provided by operating activities . . . . . . .     21,494       16,339       18,895
                                                            --------     --------     --------
INVESTING ACTIVITIES
 Net decrease (increase) in short-term investments  . . .         --       15,000      (11,223)
 Proceeds from sales of investment securities . . . . . .        123        4,710           41
 Net increase in investment in and receivables from
  subsidiaries  . . . . . . . . . . . . . . . . . . . . .    (16,916)     (48,624)      (6,243)
 Purchases of premises and equipment  . . . . . . . . . .         --         (211)         (29)
                                                            --------     --------     --------
  Net cash used in investing activities . . . . . . . . .    (16,793)     (29,125)     (17,454)
                                                            --------     --------     --------
FINANCING ACTIVITIES
 Net increase (decrease) in commercial paper  . . . . . .      2,616       (3,141)       4,163
 Proceeds from issuance of long-term debt, net  . . . . .     73,641       38,850        3,000
 Repayment and defeasance of long-term debt . . . . . . .    (34,042)      (4,121)      (9,499)
 Net loan from bank subsidiary  . . . . . . . . . . . . .         --       (1,947)          --
 Proceeds from issuance of preferred stock, net . . . . .         --       52,350       16,410
 Proceeds from issuance of common stock, net  . . . . . .     19,611        7,673        3,275
 Purchases and retirement of common stock, net  . . . . .     (1,786)      (4,311)      (9,232)
 Cash dividends paid  . . . . . . . . . . . . . . . . . .    (21,180)     (15,315)      (8,657)
                                                            --------     --------      -------
  Net cash provided (used) by financing activities  . . .     38,860       70,038         (540)
                                                            --------     --------      -------
Net increase in cash and cash equivalents . . . . . . . .     43,561       57,252          901
Cash and cash equivalents at the beginning of the year  .     58,594        1,342          441
                                                            --------     --------      -------
Cash and cash equivalents at the end of the year  . . . .   $102,155     $ 58,594      $ 1,342
                                                            ========     ========      =======

Non-Cash Investing Activities.  See Note 2 regarding acquisitions in 1993 and
1992.

NOTE 12.  RESTRICTIONS ON DIVIDENDS AND LOANS FROM SUBSIDIARIES

         The amount of dividends which the Corporation's subsidiaries may pay is limited by applicable laws and regulations. For the subsidiary national banks, regulatory approval is required if dividends declared in any year exceed net earnings of the current year (as defined under the National Bank Act) plus retained net profits for the preceding two years. The payment of dividends by state bank subsidiaries is regulated by applicable laws in Alabama, Arkansas, Mississippi, Kentucky, and Tennessee and the regulations of the Federal Deposit Insurance Corporation (FDIC). The payment of dividends by savings and loan subsidiaries (see Note 2) is subject to the regulations of the Office of Thrift Supervision (OTS).

         The Corporation has adopted for its state-chartered bank subsidiaries internal dividend policies that have received approval from the various state banking commissioners, subject to restrictions. The current policy for Alabama, Arkansas, and Mississippi subsidiary banks requires a minimum ratio of 7% tangible equity capital (equity less goodwill and other intangibles) to tangible assets and paying dividends only equal to the excess without prior approval. The internal policy adopted for Tennessee banks requires a 6% tangible equity capital to tangible assets ratio and a 7% tangible primary capital (tangible equity plus the allowance for losses on loans) to tangible assets ratio be maintained by the subsidiaries. The policy approved for the Corporation's Kentucky operations is the same as Tennessee, except Kentucky requires the use of Tier 1 capital instead of tangible equity and average quarterly assets instead of period end assets.

         At January 1, 1994, the banking subsidiaries could have paid dividends to the Corporation aggregating $86.2 million, excluding the MSB acquisition consummated January 1, 1994, without prior regulatory approval. The actual amount of dividends paid will be limited to a lesser amount by management in order to maintain compliance with capital guidelines and to maintain strong capital positions in each of the banking subsidiaries. Future dividends will be dependent on the level of earnings of the subsidiary financial institutions.

         Subsequent to December 31, 1993 and in connection with the "Reorganization of UPNB" (Note 2), UPNB requested permission and received approval to pay a special dividend incidental to the formation of four new banks. The special dividend of $98 million was paid on July 1, 1994. This dividend substantially reduced the amounts available to the Corporation as dividends from the Corporation's subsidiaries.

         The Corporation's banking subsidiaries are limited by Federal law in the amount of credit which they may extend to their affiliates, including the Corporation. Loans to a single affiliate may not exceed 10%, and loans to all affiliates may not exceed 20% of an individual bank's net assets plus its allowance for losses on loans. Such loans must be collateralized by assets having market values of 100% to 130% of the loan amount depending on the nature of the collateral.

NOTE 13.  SIGNIFICANT OPERATING BUSINESS LINES

         The Corporation is primarily engaged in the commercial and retail banking business. Broker/dealer operations formerly constituted a significant portion of the Corporation's business.

         In the fourth quarter of 1990, the broker/dealer operations, formerly conducted by Union Planters Investment Bankers Corporation and its subsidiaries (UPIBC), were restructured, and on January 2, 1991, the Corporation became a limited partner in Vining-Sparks IBG, Limited Partnership (VSIBG) with Vining-Sparks Securities, Inc. (VSS). VSIBG engages in securities broker/dealer activities of the types formerly carried on by VSS and UPIBC.
The Corporation transferred the Capital Markets and SBA Loan Trading Operations of UPIBC to UPNB, and they now function as part of UPNB's banking operations. The broker/dealer operations are now limited to the Corporation's passive investment in VSIBG which is included in other assets at $5.5 million and $5.2 million, respectively, at December 31, 1993 and 1992. The Corporation's proportionate share of earnings (29%) from VSIBG is included in other noninterest income.

         In 1992 and 1991, UPIBC incurred litigation expenses and provided for litigation settlements totaling $8.6 million and

$11.3 million, respectively, arising from its restructured operations. A significant portion of that litigation has now been settled.

         Revenues from the broker/dealer operations were $3.6 million, $3.9 million, and $2.0 million, respectively, in 1993, 1992, and 1991. In 1993, the broker/dealer operations had pretax earnings of $3.4 million compared to pretax losses of $4.7 million and $9.3 million, respectively, in 1992 and 1991.

         Subsequent to December 31, 1993, following a continued decline in revenues in 1994 in the Capital Markets Operations, management decided to discontinue these operations at the beginning of the second quarter of 1994. The discontinuance is not expected to have a significant impact on future operating results of the Corporation.

NOTE 14.  OTHER NONINTEREST INCOME AND EXPENSE

         The major components of other noninterest income and expense are summarized as follows:

                                                                                YEARS ENDED DECEMBER 31,
                                                                           ---------------------------------
                                                                             1993        1992         1991
                                                                           --------    --------     --------
                                                                                (DOLLARS IN THOUSANDS)
OTHER NONINTEREST INCOME
 Mortgage servicing income  . . . . . . . . . . . . . . . . . . . .         $ 7,630     $ 8,534     $ 7,604
 Merchant credit card fees  . . . . . . . . . . . . . . . . . . . .           7,879       6,980       5,953
 Trust service income . . . . . . . . . . . . . . . . . . . . . . .           5,661       5,079       5,278
 VSIBG partnership earnings . . . . . . . . . . . . . . . . . . . .           3,652       3,920       2,031
 Credit life insurance commissions  . . . . . . . . . . . . . . . .           2,832       2,542       2,386
 Brokerage fee income . . . . . . . . . . . . . . . . . . . . . . .           1,520       1,288         977
 Sale of servicing  . . . . . . . . . . . . . . . . . . . . . . . .           1,035         639         941
 Gain on troubled debt restructuring (Note 5) . . . . . . . . . . .             901       3,513          --
 Computer service income  . . . . . . . . . . . . . . . . . . . . .             482         786       1,217
 Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13,598       7,965       7,728
                                                                            -------     -------     -------
  Total other noninterest income  . . . . . . . . . . . . . . . . .         $45,190     $41,246     $34,115
                                                                            =======     =======     =======

OTHER NONINTEREST EXPENSE
 FDIC insurance assessments . . . . . . . . . . . . . . . . . . . .         $13,118      $9,589      $7,232
 Amortization of goodwill and other intangibles . . . . . . . . . .           7,318       5,351       3,478
 Other contracted services  . . . . . . . . . . . . . . . . . . . .           6,537       5,042       4,556
 Advertising and promotion  . . . . . . . . . . . . . . . . . . . .           5,944       5,281       4,396
 Postage and carrier  . . . . . . . . . . . . . . . . . . . . . . .           5,282       4,126       3,803
 Stationery and supplies  . . . . . . . . . . . . . . . . . . . . .           5,307       4,107       3,701
 Merchant credit card charges . . . . . . . . . . . . . . . . . . .           4,611       3,929       3,130
 Provisions for conversion of data processing systems(a)  . . . . .           4,424          --          --
 Communications . . . . . . . . . . . . . . . . . . . . . . . . . .           4,226       3,454       2,907
 Brokerage and clearing fees  . . . . . . . . . . . . . . . . . . .           3,942       3,815       3,974
 Amortization and write-offs of mortgage servicing rights(b)  . . .           3,199      11,071       2,794
 Other personnel services . . . . . . . . . . . . . . . . . . . . .           2,504       2,118       1,232
 Merger related expenses(c) . . . . . . . . . . . . . . . . . . . .           2,113          --          --
 Dues, subscriptions, and contributions . . . . . . . . . . . . . .           2,405       1,711       1,729
 Legal fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,307       5,213       4,263
 Other real estate expense  . . . . . . . . . . . . . . . . . . . .           2,284       3,309       2,351
 Travel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,791       1,394       1,587
 Federal Reserve fees . . . . . . . . . . . . . . . . . . . . . . .           1,740       1,733       1,678
 Taxes other than income taxes  . . . . . . . . . . . . . . . . . .           1,526         866         873
 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,383       1,103       1,013
 Miscellaneous charge-offs  . . . . . . . . . . . . . . . . . . . .           1,206       1,112         760
 Provisions for litigation settlements  . . . . . . . . . . . . . .              --       9,000       7,600
 Provisions for abandoned property  . . . . . . . . . . . . . . . .              --       5,200       1,643
 Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12,567      12,685      10,701
                                                                            -------    --------     -------
  Total other noninterest expense . . . . . . . . . . . . . . . . .         $95,734    $101,209     $75,401
                                                                            =======    ========     =======

         (a) During 1993, the Corporation entered into a contract for conversion of the software systems used by its subsidiaries to a common system. A provision of $4.4 million was recorded for the write-off of existing systems contracts as well as conversion costs.
         (b) In 1992, includes $8.2 million of accelerated amortization of purchased mortgage servicing rights due to accelerated prepayments of the underlying mortgage loans.
         (c) One-time expenses related to acquisitions (primarily termination of an acquired pension plan).

NOTE 15.  EMPLOYEE BENEFIT PLANS

401K RETIREMENT SAVINGS PLAN. The Corporation's 401K Retirement Savings Plan (401K Plan) is available to employees having one or more years of service who work in excess of 1,000 hours a year. Employees may voluntarily contribute 1 to 16 percent of their gross compensation on a pretax basis up to a maximum of $8,994 in 1993, subject to certain Internal Revenue Service restrictions (amount may change from year to year based on cost of living index), and the Corporation makes a matching contribution of 50 to 100 percent of the amounts contributed by the employee depending upon his or her eligible years of service. The Corporation's matching contribution is limited to employee contributions of up to 6% of their compensation. The Corporation's Flexible Benefit Program allows employees to allocate a portion of their available benefit dollars to the 401K Plan as additional employer contributions. The Corporation's contributions to the 401K Plan for 1993, 1992, and 1991 were $1.8 million, $1.6 million, and $1.5 million, respectively.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. The Employee Stock Ownership Plan and Trust (ESOP) is noncontributory and covers employees having one or more years of service who work in excess of 1,000 hours a year. The amounts of contributions to the ESOP are determined annually by the Board of Directors, and were $2 million, $1.6 million, and $1.6 million for 1993, 1992, and 1991, respectively. At December 31, 1993, the ESOP held 1,068,469 shares of the Corporation's Common Stock, all of which was allocated to participants.

STOCK INCENTIVE PLANS. Certain employees and directors of the Corporation and its subsidiaries are eligible to receive options or restricted stock grants under the 1992 Stock Incentive Plan (1992 Plan). A maximum of 1,600,000 shares of the Corporation's Common Stock may be issued through the exercise of nonstatutory or incentive stock options and as restricted stock awards. The option price is the fair market value of the shares at the date of grant. Options granted generally become exercisable in installments of 20% each year beginning one year from date of grant. The 1992 Plan replaced the 1983 Stock Incentive Plan which had essentially the same provisions as the 1992 Plan. The 1983 Plan expired March 9, 1993; however, options issued through that date continue to be outstanding and exercisable under the terms of the grants. Additional information, with respect to stock options issued under the 1983 and 1992 Plans, is as follows:

                                                                                     YEARS ENDED DECEMBER 31,
                                                                                     ------------------------
                                                                                       1993            1992
                                                                                     --------        --------
Options
 Outstanding, beginning of year . . . . . . . . . . . . . . . . . . . . . . . .       479,419         627,878
 Granted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       287,532         206,756
 Exercised  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (165,104)       (337,030)
 Cancelled or surrendered . . . . . . . . . . . . . . . . . . . . . . . . . . .       (14,237)        (18,185)
                                                                                      -------         -------
 Outstanding, end of year . . . . . . . . . . . . . . . . . . . . . . . . . . .       587,610         479,419
                                                                                      =======         =======

Options becoming exercisable during the year  . . . . . . . . . . . . . . . . .       237,730         289,716
                                                                                      =======         =======

Options exercisable at end of year  . . . . . . . . . . . . . . . . . . . . . .       432,310         369,139
                                                                                      =======         =======

         Exercise prices ranged from $6.88 to $28.00 in 1993 and from $6.88 to $24.00 in 1992.

         Prior to pooling, BNF BANCORP, Inc. had outstanding options of 121,487 and 127,237 at December 31, 1993 and 1992, respectively. The options for employees were granted in 1986 and 1992 under two separate plans, and options for directors were granted under a single plan in 1992. Options exercisable were 117,688 and 102,863 at December 31, 1993 and 1992, respectively. Exercise prices ranged from $6.35 to $11.79 during 1993 and 1992. During 1994, 71,737 options were exercised prior to the consummation of the merger. The remaining 49,750 options of BNF were converted to 53,630 equivalent options of the Corporation as part of the acquisition.

RETIREE HEALTH CARE AND LIFE INSURANCE. The Corporation provides certain health care and life insurance benefits to retired employees who have completed twenty years of unbroken full-time service immediately prior to retirement and who have attained age 60 or more. Health care benefits are provided partially through an insurance company (for retirees age 65 or more) and partially through direct payment of claims. Prior to January 1, 1993, health care premiums and claims and life insurance benefits ($2,500 per claim) were recognized as expense when paid. In 1992 and 1991, retiree health care and life insurance costs were $390,000 and $336,000, respectively.

         Effective January 1, 1993, the Corporation adopted SFAS No. 106 which requires that retiree health care and life insurance benefits be charged to expense during the years in which the employee renders service. The Corporation elected to recognize the accumulated benefit obligation in the first quarter of 1993 which approximated $8.3 million ($5.1 million after tax). The current expense for 1993 was $632,000.

         Postretirement benefit cost (in thousands) for 1993 was determined assuming a discount rate of 8% and an expected return on plan assets of 5%:

Service cost  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $ 170
Interest cost of accumulated postretirement benefit obligation  . . . . . . . . . . . . . .             682
Return on Plan assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (220)
                                                                                                      -----
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $ 632
                                                                                                      =====

The following table sets forth the Plans' funded status and the amounts reported in the Corporation's consolidated balance sheet:

                                                                                      DECEMBER 31,  JANUARY 1,
                                                                                          1993         1993
                                                                                       ---------     --------
                                                                                       (DOLLARS IN THOUSANDS)

Fair value of Plan assets . . . . . . . . . . . . . . . . . . . . . . . . . . .         $ 5,757     $ 4,200
Accumulated postretirement benefit obligation (APBO):
 Retirees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7,061       6,149
 Fully eligible plan participants . . . . . . . . . . . . . . . . . . . . . . .             181         211
 Other active plan participants . . . . . . . . . . . . . . . . . . . . . . . .           3,357       2,047
                                                                                        -------     -------
    Total APBO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10,599       8,407
                                                                                        -------     -------
    APBO in excess of Plan assets . . . . . . . . . . . . . . . . . . . . . . .         $(4,842)    $(4,207)
                                                                                        =======     =======

Reconciliation of fund's status to reported amounts:
 Accrued liability included in balance sheet, including unfunded
   portion of transition obligation . . . . . . . . . . . . . . . . . . . . . .         $(3,190)    $(4,207)
 Unrecognized net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (1,652)         --
                                                                                        -------     -------
    APBO in excess of Plan assets . . . . . . . . . . . . . . . . . . . . . . .         $(4,842)    $(4,207)
                                                                                        =======     =======

         The assumed discount rate used to measure the APBO was 7% at December 31, 1993 and 8% at January 1, 1993. The weighted average health care cost trend rate in 1993 is 13%, gradually declining to an ultimate rate in 2001 of 5%. A one percentage point increase in the assumed health care cost trend rates for each future year would have increased the aggregate of the service and interest cost components of the 1993 net periodic postretirement benefit cost by $109,000 and would have increased the APBO as of December 31, 1993 by $858,000.

         The Corporation established a Voluntary Employees Beneficiary Association (VEBA) and through December 31, 1993, has made contributions into such VEBA of $5.7 million, the maximum amount deductible for federal income tax purposes. The VEBA is expected to earn 5% on trust assets consisting of U.S. Government obligations, bank obligations, commercial instruments, and repurchase agreements secured by U.S. Treasury obligations. Additional contributions will be made to the VEBA annually which will be the source of funding for future postretirement benefits.

POSTEMPLOYMENT BENEFITS. The Corporation also adopted SFAS No. 112 as of January 1, 1993, which requires that such costs be charged to expense over the relevant service period. The Corporation's analysis determined this liability to be $1.3 million ($807,000 net of tax benefit thereon) at January 1, 1993, consisting primarily of postemployment medical claims and related administrative expenses in excess of expected premiums to be paid by employees. The liability amount was adjusted to $600,000 at December 31, 1993, due to a significant decrease in 1993 claims. The liability amount will be reviewed annually and adjusted as management may deem necessary based on actual experience. Annual expenses for these benefits are not expected to vary significantly from the amounts which have previously been expensed as incurred.

ACQUIRED INSTITUTIONS. Certain of the financial institutions acquired sponsor various employee benefit and retirement plans. Such plans have been or are in the process of being terminated and the employees now participate in the aforementioned Corporation plans. At December 31, 1993, certain institutions acquired in 1993 still have outstanding plans, including defined benefit pension plans, 401K plans and ESOPs. The liabilities, if any, for such terminations have been recorded as of December 31, 1993.

NOTE 16.  INCOME TAXES

         The components of income tax expense are as follows:

                                                                             YEARS ENDED DECEMBER 31,
                                                                             ----------------------------------
                                                                   1993               1992               1991
                                                                 --------            -------            ------
                                                                             (DOLLARS IN THOUSANDS)

Current tax expense (benefit)
 Federal  . . . . . . . . . . . . . . . . . . . . . . . .        $ 20,186            $20,881            $11,256
 State  . . . . . . . . . . . . . . . . . . . . . . . . .           5,331              3,829                 85
                                                                 --------          ---------             ------
  Total current tax expense . . . . . . . . . . . . . . .          25,517             24,710             11,341
                                                                 --------            -------            -------
Deferred tax benefit
 Federal  . . . . . . . . . . . . . . . . . . . . . . . .         (11,579)            (7,099)            (3,803)
 State  . . . . . . . . . . . . . . . . . . . . . . . . .          (4,197)                --                 --
                                                                 --------            -------            -------
  Total deferred tax benefit  . . . . . . . . . . . . . .         (15,776)            (7,099)            (3,803)
                                                                 --------            -------            -------

    Total income tax expense  . . . . . . . . . . . . . .        $  9,741            $17,611            $ 7,538
                                                                 ========            =======            =======

         For 1993, income tax expense (benefit) included in the financial statements is summarized as follows (in thousands):

         Applicable income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 26,333
         Tax benefit related to extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .     (2,040)
         Tax benefit related to the cumulative effect of changes in accounting
           methods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (14,552)
                                                                                                      --------
                Total income tax expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 9,741
                                                                                                       =======

         Deferred tax assets/liabilities are comprised of the following:

                                                                                        AS OF DECEMBER 31,
                                                                                     ----------------------
                                                                                         1993         1992
                                                                                     ----------     -------
                                                                                      (DOLLARS IN THOUSANDS)


Deferred tax assets
 Losses on loans and other real estate  . . . . . . . . . . . . . . . . . . . .         $27,022     $20,491
 Provisions for litigation settlements  . . . . . . . . . . . . . . . . . . . .           1,349       3,427
 Postretirement and postemployment benefits . . . . . . . . . . . . . . . . . .           1,478          --
 Amortization of intangibles  . . . . . . . . . . . . . . . . . . . . . . . . .           1,547          27
 Net operating loss carryforwards for tax purposes  . . . . . . . . . . . . . .           2,094          --
 Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3,129       2,022
 Debt defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,023          --
 Unrecognized tax benefits  . . . . . . . . . . . . . . . . . . . . . . . . . .              --      (8,666)
 Other deferred items . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8,901       9,110
                                                                                        -------     -------
    Total deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . . .          47,543      26,411
 Deferred tax liabilities
 Other deferred items . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (8,356)     (6,105)
                                                                                        -------     -------
    Net deferred tax asset  . . . . . . . . . . . . . . . . . . . . . . . . . .         $39,187     $20,306
                                                                                        =======     =======

         The change in the deferred tax asset during the year is a result of the changes in methods of accounting discussed in Note 1, the addition of deferred tax assets of acquired companies, and current period deferred tax expense of $816,000, which includes $805,000 deferred tax benefit attributable to the increase in the federal income tax rate and $1,520,000 deferred tax benefit from legislated changes in the treatment of intangible assets. The realization of a portion of the deferred tax asset is based upon management's conclusion that future operating profits will generate sufficient taxable income to offset the related deductions and loss carryforwards.

         Income tax expense as a percent of earnings before income taxes is reconciled with the statutory federal income tax rate of 35% for 1993 and 34% for 1992 and 1991 as follows:

                                                                                YEARS ENDED DECEMBER 31,
                                                                            -------------------------------
                                                                              1993        1992        1991
                                                                            -------     -------     -------
                                                                                  (DOLLARS IN THOUSANDS)

Computed "expected" tax . . . . . . . . . . . . . . . . . . . . . .         $32,095     $21,296     $12,808
State income taxes, net of net operating loss carryovers and
  federal tax benefit . . . . . . . . . . . . . . . . . . . . . . .           3,652       2,543          66
Separate subsidiary company prior year losses utilized  . . . . . .              --        (226)       (294)
Tax-exempt interest, net  . . . . . . . . . . . . . . . . . . . . .          (9,403)     (5,825)     (5,134)
Amortization of goodwill  . . . . . . . . . . . . . . . . . . . . .           1,466       1,626       1,170
Other, net  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (1,477)     (1,803)     (1,078)
                                                                            -------     -------     -------

    Applicable income tax . . . . . . . . . . . . . . . . . . . . .         $26,333     $17,611     $ 7,538
                                                                            =======     =======     =======

         Income tax expense applicable to securities transactions was $1.8 million for 1993, $5.2 million for 1992, and $1.9 million for 1991.

         Effective January 1, 1993, the Corporation adopted SFAS No. 109. The impact of the cumulative tax effect of this change in accounting method was $10.9 million. Reference is made to Note 1 for further discussion of accounting changes.

NOTE 17.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         In the normal course of business, the Corporation is a party to various types of financial instruments in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These instruments involve, to varying degrees, elements of credit and interest rate risk and are not reflected in the accompanying consolidated financial statements. For certain instruments, the exposure to credit loss is limited to the contractual amount of the instrument. The following table presents the contractual amounts of this type of instrument.

                                                                                            CONTRACT AMOUNT
                                                                                             DECEMBER 31,
                                                                                         ------------------
                                                                                          1993       1992
                                                                                         ------     -------
                                                                                       (DOLLARS IN MILLIONS)

FINANCIAL INSTRUMENTS WHOSE CONTRACT AMOUNTS REPRESENT CREDIT RISK
  Commitments to extend credit (excluding credit card plans)  . . . . . . . . .            $483        $402
  Commitments to extend credit under credit card plans  . . . . . . . . . . . .             207         152
  Standby, commercial, and similar letters of credit  . . . . . . . . . . . . .              26          37

         Commitments to extend credit are legally binding agreements to lend to customers for specific purposes, at specific rates, with fixed expiration and review dates if the conditions in the agreement are met. Since many of the commitments normally expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation subjects such activity to the same credit quality and monitoring controls as its lending activities. Collateral held, if any, varies but may include accounts receivable, inventory, property, plant and equipment, income producing properties, or securities.

         Letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation in some cases holds various types of collateral to support those commitments for which collateral is deemed necessary.

         Other off-balance-sheet instruments entered into are forward and futures contracts, interest rate swap agreements, and commitments to purchase or sell when-issued securities. The following table presents the notional amounts of these types of instruments.

                                                                                            NOTIONAL AMOUNT
                                                                                              DECEMBER 31,
                                                                                           ----------------
                                                                                           1993        1992
                                                                                           ----        ----
                                                                                         (DOLLARS IN MILLIONS)

FINANCIAL INSTRUMENTS WHOSE NOTIONAL CONTRACT AMOUNTS EXCEED THE AMOUNTS
  OF ACTUAL CREDIT RISK
    Forward and futures contracts                                                          $ 38         $20
    Interest rate swap agreements                                                           300          --
    When-issued securities
      Commitments to sell                                                                    56          44
      Commitments to purchase                                                                87          73

         Forward contracts are contracts for delayed delivery of securities or money market instruments in which the seller agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise from the possible inability of the counterparties to meet the terms of their contracts and from movements in securities values and interest rates. The Corporation utilizes short-term forward commitments to deliver mortgages to protect the Corporation against rate changes which could impact the value of mortgage originations to be securitized or otherwise sold to investors. Such commitments to deliver mortgages generally have maturities of 90 days or less.

         An interest rate swap generally involves the exchange of fixed for floating rate interest payment streams on a specified notional principal amount of assets or liabilities for an agreed upon period of time without the exchange of the underlying principal amounts. Notional principal amounts often are used to express the volume of these transactions, but the amounts potentially subject to credit risk are much smaller. During the fourth quarter of 1993, the Corporation entered into the following interest rate swap agreements which are used to manage its interest-rate risk. The Corporation receives fixed rate payments and pays variable rate payments.

         The Corporation has a policy for its derivative products, including interest rate swaps, which has been approved and is monitored by the Funds Management Committee and the Board of Directors. The policy establishes individual positions for derivative products not to exceed $100 million notional amount and that open positions in the aggregate will not exceed 10% of consolidated total assets. Any exceptions to the policy must be approved by the Board of Directors. The open positions are reviewed monthly by the Funds Management Committee to determine compliance with established policies. As of September 1, 1994, there are no positions which would be regarded as an exception under the Corporation's policy.

         The Corporation entered into the interest-rate swaps to convert specific assets (loans and investment securities) from floating-rate to fixed-rate instruments and to convert a liability from a fixed rate to a floating rate. The Corporation is the end-user on all interest-rate swaps and does not act as a dealer in these instruments. A summary of the Corporation's interest-rate swaps follows:

                                                                  DECEMBER 31, 1993(A)
                                        ---------------------------------------------------------------------
                                                                                          GROSS
                                           NOTIONAL     VARIABLE RATE    FIXED RATE    UNREALIZED     MATURITY
       INSTRUMENT HEDGED                    AMOUNT           PAID         RECEIVED     GAIN (LOSS)      DATE
       -----------------                -------------    ------------    ----------    -----------    --------
                                        (IN MILLIONS)                                (In thousands)
Commercial loans  . . . . . . . . . .       $150            3.31%           5.21%          $ (70)     1/96-99(b)
Investment securities . . . . . . . .        100            3.50            4.44             482         6/95
Long-term debt  . . . . . . . . . . .         50            3.56            4.46            (135)        5/96
                                            ----                                           -----
    Total . . . . . . . . . . . . . .       $300                                           $ 277
                                            ====                                           =====

(a) The variable rates paid are tied to the three-month LIBOR rate for the loans and six month LIBOR rate for the investment securities and long-term debt swaps. The variable rates are based on specific indices specified by the applicable contracts. The next repricing dates for the variable rates paid for the loans, investment securities and long-term debt are July 1994, December 1994, and November 1994, respectively.

(b) If the LIBOR rate at January 5, 1996 should be equal to or less than 5.3125%, these swaps will mature on January 5, 1996.

         When-issued securities are commitments to either purchase or sell securities that have not yet been issued. The trades are contingent upon the actual issuance of the security. These transactions represent conditional commitments made by the Corporation, and risk arises from the possible inability of the counterparties to meet the terms of their contracts and from movements in securities values and interest rates.

         As part of its mortgage banking operations, the Corporation services residential real estate loans. In its capacity as servicer of these loans, the Corporation is responsible for foreclosure and the related costs of foreclosure. These costs are expensed as incurred and are shown as servicing foreclosure expense in other noninterest expense.

         In the normal course of business, the Corporation sells mortgage loans and makes certain limited representations and warranties to the purchaser. Management does not expect any significant losses to arise from these representations and warranties.

         CONCENTRATIONS OF CREDIT RISK. Through its subsidiary banks in Tennessee, Arkansas, Mississippi, and Alabama, the Corporation grants commercial, agricultural, residential, and consumer loans to customers throughout those states. The amount and percentage of total loans outstanding by the state in which the subsidiaries were headquartered at December 31, 1993 were as follows: Tennessee $2.4 billion (77%), Arkansas $281 million (9%), Mississippi $254 million (8%), and Alabama $170 million (6%). Although the Corporation has a diversified loan portfolio, the ability of its debtors to honor their contracts is to some extent dependent upon economic conditions found throughout the above states and the surrounding areas.

NOTE 18.  FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying values and fair values of the Corporation's financial instruments are summarized as follows:

                                                        DECEMBER 31, 1993             DECEMBER 31, 1992
                                                    -------------------------     -------------------------
                                                      CARRYING        FAIR          CARRYING        FAIR
                                                       VALUE          VALUE          VALUE          VALUE
                                                    ----------     ----------     ----------     ----------
                                                                     (DOLLARS IN THOUSANDS)
FINANCIAL ASSETS
 Cash and cash equivalents  . . . . . . . . . .      $  282,580     $  282,580    $  333,436     $  333,436
 Interest-bearing deposits at financial
   institutions . . . . . . . . . . . . . . . .          26,647         26,647        84,204         84,231
 Trading account securities . . . . . . . . . .         153,482        153,482       109,584        109,584
 Loans held for sale  . . . . . . . . . . . . .          60,250         60,250        91,543         91,543
 Investment securities  . . . . . . . . . . . .       2,720,066      2,765,705     2,294,565      2,338,888
 Net loans  . . . . . . . . . . . . . . . . . .       3,011,224      3,065,270     2,318,415      2,347,810

FINANCIAL LIABILITIES
 Demand deposits  . . . . . . . . . . . . . . .       2,916,374      2,916,374     2,365,027      2,365,027
 Time deposits  . . . . . . . . . . . . . . . .       2,555,440      2,580,708     2,300,393      2,313,781
 Short-term borrowings  . . . . . . . . . . . .         244,995        244,995       296,312        296,312
 Federal Home Loan Bank advances  . . . . . . .         179,954        179,865        15,000         15,052
 Long-term debt, excluding capital lease
   obligations  . . . . . . . . . . . . . . . .         114,982        114,982        74,472         74,731

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS
 Forward and futures contracts  . . . . . . . .              --            190            --             14
 When-issued securities
  Commitments to sell . . . . . . . . . . . . .              --              4            --             --
  Commitments to purchase . . . . . . . . . . .              --             --            --             --
 Interest rate swaps  . . . . . . . . . . . . .              --            277            --             --

         The following methods and assumptions were used by the Corporation in estimating the fair value for financial instruments:

         CASH AND CASH EQUIVALENTS. The carrying amount for cash and cash equivalents approximates the fair value of the assets.

         INTEREST-BEARING DEPOSITS AT FINANCIAL INSTITUTIONS AND INVESTMENT SECURITIES. Fair values of these instruments are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on the quoted values of similar instruments.

         TRADING ACCOUNT SECURITIES. These instruments are carried in the consolidated balance sheet at values which approximate their fair value based on quoted market prices of similar instruments.

         LOANS HELD FOR SALE. These instruments are carried in the consolidated balance sheet at the lower of cost or market. The fair value of these instruments is based on subsequent liquidation values of the instruments which did not result in any significant gains or losses.

         LOANS. The fair values of loans are estimated using discounted cash flow analyses, and using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality and risk.

         DEMAND DEPOSITS. The fair values of these instruments (i.e., checking accounts, savings accounts, money market deposit accounts, and NOW accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount).

         TIME DEPOSITS. The fair values of time deposits (i.e., certificates of deposit, IRAs, investment savings, etc.) are estimated using a discounted cash flow calculation that applies interest rates currently being offered on these instruments to a schedule of aggregated expected monthly maturities on time deposits.

         SHORT-TERM BORROWINGS. The carrying amount of short-term borrowings (i.e., federal funds purchased, securities sold under agreements to repurchase, commercial paper, and other short-term borrowings) approximates their fair values.

         FEDERAL HOME LOAN BANK ADVANCES. The fair value of these advances is estimated using discounted cash flow analyses, and using the FHLB quoted rates of borrowing for advances with similar terms.

         LONG-TERM DEBT. The fair value of long-term debt is based on quoted market prices for the Corporation's publicly traded debt.

         OFF-BALANCE-SHEET FINANCING INSTRUMENTS. Fair values of off-balance-sheet instruments are based on current settlement values (forward contracts); quoted market prices (interest rate swaps); and current market values for when-issued securities. The fair value of interest rate swaps represents the gross unrealized gain in these contracts. The fair value of commitments to extend credit and letters of credit (see Note 17) are not presented, since management believes the fair value to be insignificant as the instruments are expected to expire unused and the fees charged on such instruments are not significant.

NOTE 19.  CONTINGENT LIABILITIES

         The Corporation and/or various subsidiaries are parties to various pending civil actions, all of which are being defended vigorously, and which are described below. Additionally, the Corporation and/or its subsidiaries are parties to various legal proceedings that have arisen in the ordinary course of business. Management is of the opinion, based upon present information, including evaluations of outside counsel, that neither the Corporation's financial position, results of operations, nor liquidity will be materially affected by the ultimate resolution of any of the pending or threatened legal proceedings.

         In 1988, the Corporation rescinded and terminated a purported agreement for the acquisition of a Louisiana bank holding company, Great American Corporation (GAC). The Corporation and a subsidiary were made parties to several civil actions relating to the failed acquisition. In the second quarter of 1993 consummation of the settlement of all pending civil actions involving the Corporation and a subsidiary arising from the attempted acquisition of GAC was effected. The costs of such settlement did not exceed amounts previously reserved for such purpose.

         UPNB, a member of the MasterCard and VISA organizations, was a co-defendant or cross-claim defendant in two related civil actions arising out of its previous utilization of a third party, Electronic Transaction Network, Inc.(E-Net), to solicit and assist in the administration of credit card transaction processing arrangements with several thousand consumer merchants located throughout the United States. During the third quarter of 1993, a definitive agreement was entered into for the settlement of all pending litigation against UPNB in connection with its former relationship with E-Net, without the payment of any sum by UPNB.

         The Corporation's former broker/dealer subsidiaries are among the more than 80 defendants in various lawsuits consolidated in a Louisiana Federal District Court alleging violations of Federal and other securities laws in connection with the 1986 underwriting and subsequent sale of $400 million of housing revenue bonds issued by the Health, Educational, and Housing Facility Board of the City of Memphis, Tennessee, as well as the underwriting and sale of seven other taxable municipal bond issues. Substantially all of the proceeds of the sale of these bonds were placed in guaranteed investment contracts with Executive Life Insurance Company. The bonds were rated AAA by Standard & Poors at the time of issuance, and maintained such rating until January, 1990, when the bonds were downgraded. The market price of the bonds has since declined significantly. One of such subsidiaries participated in the underwriting of the Memphis issue and is a defendant in purported class claims based on that issue. Several individual actions against these subsidiaries alleging violations in secondary market sales of such issues have been consolidated in the litigation. During the third quarter of 1994, most of the representatives of the plaintiffs in the various class actions agreed in principle to settle all claims against the underwriting participants. Such settlement has been given tentative approval by the Court, and is subject to a number of preconditions, including final approval by the Court. Notice of the settlement will be distributed to all members of the putative plaintiff classes and such class members have been given the right to opt out of the settlement agreement and continue to pursue claims against the underwriters. A small number of class members have already indicated their intent to do so. However, should such opt-out claims reach a certain threshold, the underwriting defendants may withdraw their settlement offer. All of the individual secondary market suits against the Corporation's subsidiaries that were consolidated in the litigation have been resolved or are subject to agreements to settle. The remaining claim asserted against such subsidiaries is in arbitration and involves a $100,000 par value sale.

         Certain subsidiaries of the Corporation were threatened in 1989 with a civil action by the FDIC for the estate of a closed savings association. If filed, the action would reportedly seek compensatory damages of at least $37 million, and other relief including an injunction against transferring or encumbering any assets until any judgments have been paid, based upon allegations of wrongdoing in the sale of covered call options to the closed savings association. An agreement between all parties to the threatened action providing for the forebearance of the filing of such action and the tolling of applicable statutes of limitation, entered into in 1989, continues in effect. The Corporation has furnished the FDIC with information assertedly demonstrating the lack of merit in the threatened action and believes that such action, if nevertheless filed, can be resolved without material loss.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Union Planters Corporation

         In our opinion, based on our audits, the accompanying supplementary consolidated balance sheet and the related supplementary consolidated statements of earnings, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Union Planters Corporation and its subsidiaries at December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

         As discussed in Note 1 to the supplementary consolidated financial statements, in 1993 the Corporation adopted three new accounting standards that changed its method of accounting for postretirement benefits, postemployment benefits and income taxes.

         As described in Note 2 to the supplementary consolidated financial statements, Union Planters Corporation merged with BNF BANCORP, Inc. on September 1, 1994, in a transaction accounted for as a pooling of interests. The accompanying supplementary consolidated financial statements give retroactive effect to the acquisition of BNF BANCORP, Inc. by Union Planters Corporation.




PRICE WATERHOUSE LLP
Memphis, Tennessee
September 8, 1994